As filed with the Securities and Exchange Commission on November___, 2006.
                           Registration No. 333-136993


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A

                              Amendment Number One


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 TELIPHONE CORP.

          NEVADA                         2833                   84-1491673
 (State or jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
     incorporation or         Classification Code Number)   Identification No.)
       organization)


                   4150 Ste-Catherine Street West, Suite 200,
                              Westmount (Montreal),
                             Quebec, Canada, H3Z 0A1
                                  514-313-6010
          (Address and telephone number of principal executive offices)


                          Copies of communications to:

                                 JOSEPH I. EMAS
                             1224 WASHINGTON AVENUE
                           MIAMI BEACH, FLORIDA 33139
                          TELEPHONE NO.: (305) 531-1174
                          FACSIMILE NO.: (305) 531-1274

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


                                Number         Proposed         Proposed
                               of shares        Maximum          maximum        Amount of
  Title of each Class of         to be      Offering price      aggregate     registration
Securities to be Registered   registered      per unit(1)    offering price      fee(1)
---------------------------   -----------   --------------   --------------   ------------
Common Shares .............   20,000,000         $.25          $5,000,000      $  535.00*
Common Shares .............   32,893,843(2)      $.25          $7,772,380      $  879.00
                              ----------         ----          ----------      ---------
Total......................                                                    $1,414.00
                              ==========         ====          ==========      =========



* $535.00 previously paid.


(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act.


(2) Registered for resale on behalf of selling shareholders

No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.50 which closed on August 11, 2005.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS


                SUBJECT TO COMPLETION, DATED NOVEMBER ____, 2006


                                 TELIPHONE CORP.


This Prospectus relates to the resale by selling stockholders listed elsewhere in this Prospectus of 32,893,843 shares of the Common Stock (par value $0.0001 per share) of Teliphone Corp, (the "Company"). The selling stockholders may sell their shares form time to time at the prevailing market price or in negotiated transactions.

This Prospectus also relates to the offering by the Company of a Minimum/Maximum
Offering: 2,000,000 / 20,000,000 shares of common stock.

Offering Price: $0.25 per share

TeliPhone, Corp., a Nevada corporation, offers for sale, on a self- underwritten basis, a minimum of 2,000,000 shares and a maximum of 20,000,000 shares at a price of $0.25 per share. Proceeds from the sale of the shares will be escrowed in a non-interest bearing account until the minimum number of units are sold. If the minimum proceeds are not received within 180 days from the date of this prospectus, all escrowed funds will be promptly returned to subscribers without interest or deduction. The escrow agent will be Joseph I. Emas, Esq. This offering may continue past 180 days only if the minimum number of units has been sold. Otherwise this offering will end on the 180th day, unless, in our sole discretion, the offering is extended an additional 180 days.

Investing in our securities involves risk, see "Risk Factors" page 3. Any investor who cannot afford to sustain the total loss of their investment should not purchase the securities offered herein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

The Company will not receive any proceeds from the sale of the shares by the selling security holders. However, it will receive proceeds in the amount of $5,000,000.00 assuming the sale of all of the Common Stock of the Company registered hereunder.

This is our initial public offering. No public market currently exists for our shares. We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions.



                   Price to   Underwriting Discounts     Proceeds to
                    public      and Commissions (1)     Company  (2)
                   --------   ----------------------    ------------
Per Share.......     $0.25             $0.0              $5,000,000
Total Maximum...     $0.25             $0.0              $5,000,000



----------
(1) Proceeds to us are shown before deducting offering expenses payable by us estimated at $100,000, including legal and accounting fees and printing costs.

The Company's "promoters" or their "affiliates" and their transferees, within the meaning of the Securities Act of 1933 ("Act"), are, and the other selling security holders listed in this Prospectus and any participating broker-dealers may be, deemed to be "underwriters" within the meaning of the Act. Any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Act. The selling security holders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their securities.

Brokers or dealers effecting transaction in the securities should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of our exemption from registration.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November ___, 2006.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary                                                            1
The Offering                                                                  2
Summary Financial Data                                                        3
Risk Factors                                                                  5
Where You Can Find More Information                                          16
Use of Proceeds                                                              16
Determination of Offering Price                                              18
Dividends                                                                    19
Dilution                                                                     19
Plan of Distribution                                                         20
Penny Stock Rules / Section 15(g) of the Exchange Act                        23
Legal Proceedings                                                            23
Directors, Executive Officers and Control Persons                            24
Security Ownership of Certain Beneficial Owners and Management               26
Description of Securities                                                    27
Disclosure of Commission Position of Indemnification for Securities Act
   Liabilities                                                               27
Certain Relationships and Related Transactions                               29
Interest of Named Experts and Counsel                                        29
Changes in and Disagreements with Accountants on Accounting and Financial
   Disclosure                                                                29
Additional Information                                                       29
Description of Business                                                      31
Management's Discussion and Analysis or Plan of Operation                    45
Description of Property                                                      50
Market for Common Equity and Related Stockholder Matters                     50
Executive Compensation                                                       51

Item 3. Summary Information and Risk Factors


PROSPECTUS SUMMARY


The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used in this prospectus, "we", "us", "our", "Teliphone" or "our company" refers to Teliphone Corp., a Nevada corporation, together with our subsidiary Teliphone Inc., a Canadian corporation.

Our Company

Teliphone Corp.( formally known as OSK Capital II Corp. ) was incorporated in 1999 under the laws of the State of Nevada. Our principal executive offices are located at 4150 Ste-Catherine Street West, Westmount (Montreal) Quebec Canada H3Z 0A1. Our US Corporate and legal affairs office is located at 1224 Washington Avenue, Miami, Florida, 33139. The telephone number of our principal executive office is (514) 313-6010. Our general telephone number is (514) 313-6000. The address of our website is http://www.teliphone.us.

Teliphone Corp. ("The Company" or "Teliphone") became a telecommunications company in April 2005 upon the merger and re-organization with Teliphone Inc., a Canadian provider of broadband telephone services founded in August 2004. Broadband telephone services utilize our innovative Voice over Internet Protocol, or VoIP, technology platform, to offer feature-rich, low-cost communications services to our customers, thus providing them an experience similar to traditional telephone services at a reduced cost. VoIP means that the technology used to send data over the Internet (example, an e-mail or web site page display) is used to transmit voice as well. The technology is known as packet switching. Instead of establishing a dedicated connection between two devices (computers, telephones, etc.) and sending the message "in one piece," this technology divides the message into smaller fragments, called 'packets'. These packets are transmitted separately over the internet and when they reach the final destination, they are reassembled into the original message.


We principally sell these VoIP services to residential and small business customer users. Our current geographic market is predominantly the Province of Quebec, Canada.


As a result of the merger and re-organization, Teliphone Inc. became a wholly-owned subsidiary of our company. On July 14th, 2006, we entered into a letter of intent with 3901823 Canada Inc. where 3901823 Canada Inc. becomes a minority shareholder of our subsidiary Teliphone Inc. As a result of this letter of Intent, Teliphone Inc. remains a majority-owned subsidiary of our company.

As a result of the merger and re-organization, we became a majority owned subsidiary of Teliphone Inc.'s parent company, United American Corporation, a Florida Corporation trading on the NASD OTCBB under the symbol UAMA. On October 30, 2006, United American Corporation spun-off our Company by distributing its entire holding of 25,737,785 shares of the common stock of our company to its shareholders on a pro rata basis.


The  offering


Issuer:                                          Teliphone Corp.
Common Stock  offered by us:                     20,000,000 shares
Offering Price:                                  $0.25 per share
Common Stock outstanding after the offering:     52,893,843



The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of November 28, 2006. There are currently no options to purchase shares of common stock outstanding as of November 28, 2006 and there are no additional shares of common stock available for future issuance under our stock option plans and there are no outstanding warrants to purchase additional shares of common stock.

This prospectus also includes shares of common stock that may be offered by certain shareholders as Selling Shareholders. Our common stock is not currently trading nor is there any assurance that a market will develop. The selling shareholders and any broker-dealers who act in connection with the sale of the shares of common stock hereunder may be deemed to be Underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares of common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. However, we intend to have our shares trade on the OTC Bulletin Board upon completion of this registration.

Summary Financial Data

The following table sets forth our summary consolidated financial data. The statement of operations data for the years ended September 30, 2004 and 2005, and the balance sheet data as of September 30, 2004 and 2005, are derived from our audited consolidated financial statements and related notes included in the back of this prospectus. The statement of operations data for the nine months ended June 30, 2006 and the balance sheet data as of June 30, 2006 are derived from our unaudited consolidated financial statements. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth therein.

The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The results included below and elsewhere in this prospectus are not necessarily indicative of our future performance. You should read this information together with "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                             Summary Financial Data


                                                        For the interim
                       For the year ended                   9 month
                          September 30                   period ending
Consolidated Balance        (audited)       (audited)     (unaudited)
Sheet (US$)                   2005             2004      June 30, 2006
--------------------   ------------------   ---------   ---------------
ASSETS
Cash                              --              --             --
Accounts receivable           63,063           6,620         25,770
Sales/Investment tax
  receivable                  16,502              --             --
R&D Credit                                                   17,191
Inventory                     32,468          25,134         15,862
Prepaid expenses and
  other current
  assets                      22,621
  Total
  Current
  Assets                     134,654          31,394         68,965
Capital assets               156,399              --        127,537
TOTAL ASSETS                 291,053          31,394        196,502

LIABILITIES
Bank indebtedness              7,144              --          2,692
Accounts payable and
  accrued
  liabilities                149,431          30,846         63,904
Loan payable,
  related party              459,139          29,998        696,671
Loan payable                  34,372              --         86,926

TOTAL LIABILITIES            650,086          60,844        850,193

STOCKHOLDERS'
DEFICIENCY

Capital stock                 31,090              79         31,090
Additional pain-in
  capital                    370,640              --        370,640
Accumulated Deficit         (720,920)        (31,220)      (978,937)
Comprehensive income
  (loss)                     (39,843)          1,691        (76,484)
Total stockholders'
  deficit                   (359,033)        (29,450)      (653,691)
Total liabilities
  and stockholders'
  deficit                   (291,053)        (31,394)       196,502

                                                         For the interim
                       For the year ended                    9 month
Consolidated              September 30                    period ending
Statement of                (audited)        (audited)     (unaudited)
Operations (US$)              2005             2004       June 30, 2006
--------------------   ------------------   ----------   ---------------

Sales                        183,253             3,447       290,723

Cost of sales
  Inventory,
    beginning of
    period                    25,134                --        32,468
  Purchases
    and cost of
    VoIP services            455,086            29,155       281,972
  Gain (Loss)
    on foreign
    exchange                                                  (2,502)
  Inventory,
    end of period            (32,568)          (25,134)      (15,862)

  Total Cost
    of Revenues              447,752             4,021       296,076

Gross profit (Loss)         (264,499)             (574)       (5,353)
Operating expenses
Salaries and wage
  levies                      53,072
Selling and promotion        130,924                --        24,416
Other general and
  administrative
  expenses                    47,228                --         1,453
Research and
  development                128,771            25,575
Professional and
  consulting fees             67,169                --        47,710
Commissions                   17,877             3,381        51,592
Depreciation                  23,551                --        33,602

  Total
  Operating
  Expenses                   415,520            28,956       252,665

LOSS BEFORE OTHER
  INCOME (EXPENSE)          (680,019)          (29,530)     (257,370)

OTHER INCOME (EXPENSE)
  Interest
  expense                    (11,371)               --           648

NET LOSS BEFORE
  PROVISION FOR INCOME
    TAXES                   (691,390)          (29,530)     (258,018)
  Provision
    for Income
    Taxes                         --                --            --

NET LOSS APPLICABLE
  TO COMMON SHARES          (691,390)          (29,530)          N/A

NET LOSS PER COMMON
  SHARE BASIC AND
  DILUTED                      (0.02)            (0.00)           --

WEIGHTED AVERAGE
  NUMBER OF COMMON
  SHARES OUTSTANDING      30,518,711        30,426,000           N/A

RISK FACTORS


Any investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below. If any of the following risks actually occur, our business, financial condition, results or operations could be materially and adversely affected. The trading of our common stock, once established, could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this Prospectus in its entirety and consider, including the Financial Statements and Notes, prior to making an investment in our common stock.


As used in this prospectus, the terms "we," "us," "our," "the Company" and "Teliphone" mean Teliphone Corp., a Nevada corporation, or its subsidiary, Teliphone Inc., a Canadian corporation, unless the context indicates a different meaning.


A. Risks Related To Our Financial Condition

A.1. We Have a Limited Operating History with Losses and Expect Losses to Continue for at Least the Next Fiscal Year Ending September 30, 2007. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares will be affected, and you could even lose your entire investment.

We have been unprofitable since our inception and have incurred losses. Our accumulated deficit since inception on August 27, 2004 to June 30, 2006 was $978,937 and the Company had a net loss of $691,390 for the year ended September 30, 2005 These losses have resulted principally from costs incurred in our research and development programs, our general and administrative costs and our telecommunications network overhead costs. We have started to derive revenues from product and service sales in the last 12 months of operations. However, profitability is not being considered for the foreseeable future and is only expected for the fiscal year ending September 30, 2008.

A.2. We Require Additional Financing to Sustain Our Operations and in acquiring such additional financing investors in this offering may suffer substantial consequences such as dilution or a loss of seniority in preferences and privileges.

Based on our current operating plan, if the maximum number of shares are sold we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next 12 months We will require funds to sustain operations and to develop our business. In order to cover our continued losses from operations, we require at least 4,000 active, paying customers. We have achieved just over 35% of this target. We will require continued financing to sustain this shortfall until we reach our break-even point. Financing is likewise necessary to achieve our optimum growth.

In selling only the minimum number of shares, this results in insufficient proceeds for operations. Until October 30, 2006, our financing shortfall had been covered by our parent company, United American Corporation. This was in the form of cash advances received on an "as needed basis" based on our agreement dated February 23, 2006. The funds advanced have been converted to common stock of our Company at a value of $0.25 per share.

>From October 31, 2006 to the point at which we are able to obtain funds through the sale of shares associated with this offering, we will continue to receive cash advances on an `as needed basis' from our fomer parent company, United American Corp. These funds will have to be re-paid by the Company, are non-interest bearing and are not anticipated to exceed $150,000.

There can be no assurance that any additional funds will be available to us upon terms acceptable to us or at all. If we are unable to obtain additional financing we might be required to delay, scale back, or eliminate certain aspects of our research and product development programs or operations. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

B. Risks Related To Our Business

B.1. Decreasing market prices for our products and services may cause us to lower our prices to remain competitive, which could delay or prevent our future profitability.

Currently, our prices are lower than those of many of our competitors for comparable services. However, market prices for local calling and international long distance calling have decreased significantly over the last few years, and we anticipate that prices will continue to decrease. Users who select our service offerings to take advantage of our prices may switch to another service provider as the difference between prices diminishes or disappears. In this instance, we may be unable to use our price as a distinguishing feature to attract new customers in the future. Such competition or continued price decreases may require us to lower our prices to remain competitive, may result in reduced revenue, a loss of customers, or a decrease in our subscriber line growth and may delay or prevent our future profitability.

B.2. If VoIP technology fails to gain acceptance among mainstream consumers, our ability to grow our business will be limited, which could affect the profitability of our business. The market for VoIP services has only recently begun to develop and is rapidly evolving. We currently generate all of our revenue from the sale of VoIP services and related products to residential, small office or home office customers and wholesale partners.

For our current residential user base, a significant portion of our revenue currently is derived from consumers who are early adopters of VoIP technology. However, in order for our business to continue to grow and to become profitable, VoIP technology must gain acceptance among mainstream consumers, who tend to be less technically knowledgeable and more resistant to new technology or unfamiliar services. Because potential VoIP customers need to connect additional hardware at their location and take other technical steps not required for the use of traditional telephone service, mainstream consumers may be reluctant to use our service. If mainstream consumers choose not to adopt our technology, our ability to grow our business will be limited.


B.3. Certain aspects of our service are not the same as traditional telephone service, which may limit the acceptance of our services by mainstream consumers and our potential for growth which could affect the profitability and operations of our business.


Certain aspects of our service are not the same as traditional wireline telephone service. Our continued growth is dependent on the adoption of our services by mainstream customers, so these differences are becoming increasingly important. For example:


      o Our customers may experience lower call quality than they are used to from traditional wireline telephone companies, including static, echoes, dropped calls and delays in transmissions;

      o In the event of a power loss or Internet access interruption experienced by a customer, our service is interrupted. Unlike some of our competitors, we have not installed batteries at customer premises to provide emergency power for our customers' equipment if they lose power, although we do have backup power systems for our network equipment and service platform.

      o Our emergency and new E-911 calling services are different from those offered by traditional wireline telephone companies and may expose us to significant liability.

B4. If one of our customers experiences a broadband or power outage, or if a network failure were to occur, the customer will not be able to reach an emergency services provider which could increase the expenses and reduce the revenues of our business.


The delays our customers encounter when making emergency services calls and any inability of the answering point to automatically recognize the caller's location or telephone number can have devastating consequences. Customers have attempted, and may in the future attempt, to hold us responsible for any loss, damage, personal injury or death suffered as a result. Some traditional phone companies also may be unable to provide the precise location or the caller's telephone number when their customers place emergency calls. However, traditional phone companies are covered by legislation exempting them from liability for failures of emergency calling services and we are not. This liability could be significant. In addition, we have lost, and may in the future lose, existing and prospective customers because of the limitations inherent in our emergency calling services. Any of these factors could cause us to lose revenues, incur greater expenses or cause our reputation or financial results to suffer.


B5. Flaws in our technology and systems could cause delays or interruptions of service, damage our reputation, cause us to lose customers and limit our growth which could affect the profitability and operations of our business.

Our Company has invested in the research and development of our VoIP telecommunications technology which permits the control, forwarding, storing and billing of phone calls made or received by our customers. This technology has been developed by our employees and consultants and is owned entirely by our Company. The calls are transmitted over our network to the Public Switched Telephone Network (PSTN), that is, the traditional wireline network that links all telephone devices around the world. Our network consists of leased bandwidth from numerous telecommunications and internet service providers. Bandwidth is defined as the passage of the call over the internet. The configuration of our technology together with this leased bandwidth and the telecommunications and computer hardware required for our services to function is proprietary to our company. We do not own any fibre optic cabling or other types of physical data and voice transmission links, we lease dedicated capacity from our suppliers.


Although we have designed our service network to reduce the possibility of disruptions or other outages, our service may be disrupted by problems with our technology and systems, such as malfunctions in our software or other facilities, and overloading of our network. Our customers have experienced interruptions in the past, and may experience interruptions in the future as a result of these types of problems. Interruptions have in the past, and may in the future, cause us to lose customers and sometimes require us to offer substantial customer credits, which could adversely affect our revenue and profitability.


B.6. Our ability to provide our service is dependent upon third-party facilities and equipment, the failure of which could cause delays or interruptions of our service, damage our reputation, cause us to lose customers and limit our growth which could affect the future growth of our business.

Our success depends on our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of facilities and equipment owned and operated by third parties and is, therefore, beyond our control. Unlike traditional wireline telephone service or wireless service, our service requires our customers to have an operative broadband Internet connection and an electrical power supply, which are provided by the customer's Internet service provider and electric utility company, respectively, not by us. The quality of some broadband Internet connections may be too poor for customers to use our services properly. In addition, if there is any interruption to a customer's broadband Internet service or electrical power supply, that customer will be unable to make or receive calls, including emergency calls, using our service. We also outsource several of our network functions to third-party providers. For example, we outsource the maintenance of our regional data connection points, which are the facilities at which our network interconnects with the public switched telephone network. If our third-party service providers fail to maintain these facilities properly, or fail to respond quickly to problems, our customers may experience service interruptions. Our customers have experienced such interruptions in the past and will experience interruptions in the future. In addition, our new E-911 service is currently dependent upon several third-party providers. Interruptions in service from these vendors could cause failures in our customers' access to E-911 services. Interruptions in our service caused by third-party facilities have in the past caused, and may in the future, cause us to lose customers, or cause us to offer substantial customer credits, which could adversely affect our revenue and profitability. If interruptions adversely affect the perceived reliability of our service, we may have difficulty attracting new customers and our brand, reputation, and growth will be negatively impacted.

B.7.If we are unable to improve our process for local number portability provisioning, our growth may be negatively impacted which could affect the profitability and operations of our business.


We support local number portability for our customers which allows our customers to retain their existing telephone numbers when subscribing to our services. Transferring numbers is a manual process that in the past has taken us 20 business days or longer. Although we have taken steps to automate this process to reduce the delay, a new customer must maintain both service and the customer's existing telephone service during the transferring process. By comparison, transferring wireless telephone numbers among wireless service providers generally takes several hours, and transferring wireline telephone numbers among traditional wireline service providers generally takes a few days. The additional delay that we experience is due to our reliance on the telephone company from which the customer is transferring and to the lack of full automation in our process. Further, because we are not a regulated telecommunications provider, we must rely on the telephone companies, over whom we have no control, to transfer numbers.


B.8. As a result of being a public company, we will incur increased costs that may place a strain on our resources or divert our management's attention from other business concerns.


As a public company, we will incur additional legal, accounting, and other expenses that we do not incur as a private company. The Exchange Act will require us to file annual, quarterly and current reports with respect to our business and financial condition, which will require us to incur legal and accounting expenses. The Sarbanes-Oxley Act will require us to maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. We expect the corporate governance rules and regulations of the SEC and the NASD will increase our legal and financial compliance costs and make some activities more time consuming and costly. These requirements may place a strain on our systems and resources and may divert our management's attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we are hiring, and will continue to hire, additional legal, accounting, and financial staff with appropriate public company experience and technical accounting knowledge, which will increase our operating expenses in future periods.

We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.


B.9. Because much of our potential success and value lies in our use of internally developed systems and software, if we fail to protect them, it could negatively affect us could affect the profitability and operations of our business.

Our ability to compete effectively is dependent in large part upon the maintenance and protection of internally developed systems and software. While we have several pending patent applications, we cannot patent much of the technology that is important to our business. In addition, our pending patent applications may not be successful. To date, we have relied on copyright, trademark and trade secret laws, as well as confidentiality procedures and licensing arrangements, to establish and protect our rights to our technology. We typically enter into confidentiality or license agreements with our employees, consultants, customers and vendors in an effort to control access to, and distribution of, technology, software, documentation and other information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use this technology without authorization.

Policing unauthorized use of this technology is difficult. The steps we take may not prevent misappropriation of the technology we rely on. In addition, effective protection may be unavailable or limited in some jurisdictions outside the United States and Canada. Litigation may be necessary in the future to enforce or protect our rights, or to determine the validity and scope of the rights of others. That litigation could cause us to incur substantial costs and divert resources away from our daily business, which in turn could materially adversely affect our business.


B.10. Our most significant market segment, that is TeliPhone VoIP services, requires an operative broadband connection. If the adoption of broadband does not progress as expected, the market for our services will not grow and we may not be able to develop our business and increase our revenue.


Use of our service requires that the user be a subscriber to an existing broadband Internet service, most typically provided through a cable or digital subscriber line, or DSL, connection. Although the number of broadband subscribers worldwide has grown significantly over the last five years, this service has not yet been adopted by a majority of consumers. If the adoption of broadband services does not continue to grow, the market for our services may not grow. As a result, we may not be able to increase our revenue and become profitable.


B.11. Future new technologies could have a negative effect on our businesses.


VoIP technology, which our business is based upon, did not exist and was not commercially viable until relatively recently. VoIP technology is having a disruptive effect on traditional telephone companies, whose businesses are based on other technologies. We also are subject to the risk of future disruptive technologies. If new technologies develop that are able to deliver competing voice services at lower prices, better or more conveniently, it could have a material adverse effect on us.


C. Risks Related to Regulation


Set forth below are certain material risks related to regulation. For additional information about these and other regulatory risks we face, see "Regulation" in this prospectus.


C.1. Regulation of VoIP services is developing and therefore uncertain, and future legislative, regulatory, or judicial actions could adversely impact our business and expose us to liabilityand could affect the profitability and operations of our business.


..

Our business has developed in an environment largely free from government regulation. However, the United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. Both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain.

Future legislative, judicial, or other regulatory actions could have a negative effect on our business. If we become subject to the rules and regulations applicable to telecommunications providers in individual states, we may incur significant litigation and compliance costs, and we may have to restructure our service offerings, exit certain markets, or raise the price of our services, any of which could cause our services to be less attractive to customers. In addition, future regulatory developments could increase our cost of doing business and limit our growth.

Our international operations are also subject to regulatory risks, including the risk that regulations in some jurisdictions will prohibit us from providing our services cost-effectively, or at all, which could limit our growth. Currently, there are several countries where regulations prohibit us from offering service. In addition, because customers can use our services almost anywhere that a broadband Internet connection is available, including countries where providing VoIP services is illegal, the governments of those countries may attempt to assert jurisdiction over us, which could expose us to significant liability and regulation.

C.2. Telecommunications is a Regulated Industry, Particularly in Canada, the Main Market Segment of our Business, and Future Regulation May Impede us from Achieving the Necessary Market Share to Succeed.


The current regulated environment in North America is extremely favorable for new, start-up companies, to enter the marketplace with new and innovative technologies and value added services. In Canada, our principal market, the telecommunications regulator, Canadian-Radio and Telecommunications Commission
(CRTC), has regulated the incumbent Telecommunications companies such that they cannot reduce their elevated pricing for residential phone service. This regulation has provided us with a competitive advantage to sell our products and acquire customers from the incumbents. However, the CRTC has decided that once they feel that adequate competition is present in the Canadian market, and that start-ups, such as our company, have achieved a significant market presence, they will lift the regulation, allowing the incumbent Telecommunications companies to similarly lower their prices. This will slow the growth of the acquisition of customers. We plan to mitigate this risk by continuously offering further innovation and value-added services to our customers, however, the risk is that we do not develop and test these within the time allotted and our growth rates decrease.


C.3. The success of our business relies on customers' continued and unimpeded access to broadband service. Providers of broadband services may be able to block our services, or charge their customers more for using our services in addition to the broadband, which could adversely affect our revenue and growth.

Our customers must have broadband access to the Internet in order to use our service. In the case of the Canadian market, our principal market, the Canadian Radio-Television Telecommunications Commission (CRTC) has ordered that Internet Service Providers and Incumbent Exchange Carriers have a legal obligation as per Order 2000-789 to provide their services without interference to other service providers in conjunction with to section 27(2) of the Telecommunications Act.

However, anti-competitive behaviour in our market can still occur. For example, a Canadian cable provider recently began offering an optional Cdn$10 per month "quality of service premium" to customers who use third-party VoIP services over its facilities. However, customers who purchase VoIP services directly from this cable provider are not required to pay this additional fee. Based on this example, some providers of broadband access may take measures that affect their customers' ability to use our service, such as degrading the quality of the data packets we transmit over their lines, giving those packets low priority, giving other packets higher priority than ours, blocking our packets entirely, or attempting to charge their customers more for also using our services.

It is not clear whether suppliers of broadband Internet access have a legal obligation to allow their customers to access and use our service without interference in the US. As a result of recent decisions by the U.S. Supreme Court and the FCC, providers of broadband services are subject to relatively light regulation by the FCC. Consequently, federal and state regulators might not prohibit broadband providers from limiting their customers' access to VoIP, or otherwise discriminating against VoIP providers. Interference with our service or higher charges for using our service as an additional service to their broadband could cause us to lose existing customers, impair our ability to attract new customers, and harm our revenue and growth.

C.4. If we fail to comply with FCC and CRTC regulations such as requiring us to provide E-911 emergency calling services, we may be subject to fines or penalties, which could include disconnection of our service for certain customers or prohibitions on marketing of our services and accepting new customers in certain areas.

The FCC released an order on June 3, 2005 requiring us to notify our customers of any differences between our emergency calling services and those available through traditional telephone providers and obtain affirmative acknowledgments from our customers of those notifications. We complied with this order by notifying all of our US customers of the differences in emergency calling services and we obtained affirmative acknowledgments from most of our customers. We had a limited number of US customers at the time (<20). New customers activated after this date are well aware of the limitations of our 9-1-1 services as it is clearly listed in our Service Agreement.

In July of 2005, the CRTC required us to offer enhanced emergency calling services, or E-911. The FCC followed suit with a deadline of November 28, 2005. The requirement meant that we had to offer enhanced emergency calling services, or E-911, to all of our customers located in areas where E-911 service is available from their traditional wireline telephone company. E-911 service allows emergency calls from our customers to be routed directly to an emergency dispatcher in a customer's registered location and gives the dispatcher automatic access to the customer's telephone number and registered location information. We complied with both these requirements through our agreement with Northern Communications Inc., which calls for Northern Communications to provide and operate a 9-1-1 dispatch center for caller address verification and call transfer to the emergency services department closest to the customer's location on behalf of the Company.

While we have complied with all the current requirements imposed by both the FCC and the CRTC, we cannot guarantee that we will be capable of compliance with future requirements. We anticipate that the FCC and the CRTC will continue to impose new requirements due to the evolving nature of our industry's technology and usage. The result of non-compliance will have an adverse effect on our ability to continue to operate in our current markets, therefore we would lose existing customers, impair our ability to attract new customers, and harm our revenue and growth.

..5. The Level of Competition is Increasing at a Fast Rate due to the Relative Low Barriers to Entry and Anticipated Market Growth over the Next 5 Years could affect the profitability and operations of our business.

..


Land-based telecommunications technology has not evolved considerably over the past 125 years. However, the breakthrough of standardized, internet-based communications is revolutionizing the entire industry. In the past, significant investments were required in order to construct the infrastructure required for telecommunications, however, now that the infrastructure is in place, smaller investments are required in order to successfully transmit a voice call using Internet data transfer and sharing protocols. A new entry, for as little as $100,000, could purchase the necessary equipment in order to make such a voice call function. As of the date of the filing of this prospectus, numerous smaller players have entered the market already. VoIP Action, a leading market research company following the VoIP industry, reports that there are currently 379 VoIP residential providers and 439 Small business VoIP providers in North America. (VoIP North America Director, VoIPAction, 2006). While barriers to entry to the marketplace exist including the requirement of further investment to build a successful company around the technology, the data from VoIP Action suggests that competition is increasing significantly. This increase can result in price erosion pricing, which could contribute to the reduction of profitability and growth of the company. While numerous providers have entered the market, we have not yet seen as yet pricing erosion in our market segments, however, this will be a factor over the next 3-4 years.

C.6. We Are Exposed To Potential Liability Claims, And Our Insurance Against These Claims May Not Be Sufficient To Protect Us

Professional liability is coverage specifically tailored to the delivery of our phone services to the end user. For example, a customer whose phone service is not functional due to a service outage may sue us for damages related to the customer's inability to make or receive a phone call (such as inability to call 9-1-1). Professional liability insurance exists to cover the Company for any costs associated with the legal defence, or any penalties awarded to the plaintiff in such cases.

Our business exposes us to potential professional liability which is prevalent in the telecommunications industry. While we have adequate service level agreements which indicate that we cannot guarantee 100% up time, these service level agreements cannot guarantee that we will not be sued for damages. The company currently has no specific product liability insurance. The company's current insurance policies cover theft and liability in our offices only. The company intends to purchase professional liability insurance which will help to defray costs to the company for defence against damage claims. There can be no assurance that the coverage the commercial general liability insurance policy provides will be adequate to satisfy all claims that may arise. Regardless of merit or eventual outcome, such claims may result in decreased demand for a product, injury to our reputation and loss of revenues. Thus, a product liability claim may result in losses that could be material.

D. Risks Related To Our Common Stock And To The Offering

D.1. Future Sales of Common Stock Could Depress the Price of our Common Stock

Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. There are presently 32,893,843 outstanding shares of our common stock held by shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding, or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. Effective April 28, 2005, the Company effectived the reverse merger and reorganization with Teliphone Inc., a Canadian company. As OSK Capital II, Corp. was a blank check company 3,426,000 shares will be eligible for resale under rule 144 on April 28, 2006, one year from the date of the merger with OSK

D.2. To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.


We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends or that even if the funds are available, that the dividends will be paid.


D.3. There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers' network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

D.4. Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.


As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.


D.5. We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.


The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Nasdaq National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We expect to spend between $100,000 to $300,000 in legal and accounting expenses annually to comply with Sarbanes-Oxley. These costs could affect profitability and our results of operations. The cost of these activities will be paid out of this offering.


D.6. Investors in our common stock will experience immediate and substantial dilution as a percentage of their holdings.

The net tangible book value of our common stock at June 30, 2006 was ($653,691), or ($0.03) per share based on 31,089,520 common shares outstanding at the time. Compared to the currently outstanding shares of our stock, investors will experience an immediate dilution of $0.17 per share if the totality of the offering is sold.

D.7. Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.


Our offering price of $0.25 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

Forward-Looking Statements


This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus. . Although we will amend this registration statement to update the information as required by Section 10(a)(3) of the Securities Act of 1933 or to disclose any fundamental change in the information in the registration statement or additional or changed material information on the plan of distribution you should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

(1) Our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future,

(2) Our ability to market our products on a global basis at competitive prices now and in the future,

(3) Our ability to maintain brand-name recognition for our products now and in the future,

(4) Our ability to maintain an effective distributors network,

(5) Our success in forecasting demand for our products now and in the future,

(6) Our ability to maintain pricing and thereby maintain adequate profit margins, and

(7) Our ability to obtain and retain sufficient capital for future operations.

Where you can get additional information

We will be subject to and will comply with the periodic reporting Requirements of Section 12(g) of the Securities Exchange Act of 1934. We will furnish to our shareholders an Annual Report on Form 10-KSB containing financial information examined and reported upon by independent accountants, and it may also provide unaudited quarterly or other interim reports such as Forms 10-QSB or Form 8-K as it deems appropriate. Our Registration Statement on Form SB-2 with respect to the Securities offered by this prospectus, which is a part of the Registration Statement as well as our periodic reports may be inspected at the public reference facilities of the U.S. securities and Exchange Commission, Judiciary Plaza, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or from the Commission's internet website, www.sec.gov and searching the EDGAR database for Vsurance Inc. Copies of such materials can be obtained from the Commission's Washington, D.C. office at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Item 4. Use of Proceeds.

We intend to use the net proceeds from this offering primarily for working capital and to fund the expansion of our business, including funding marketing expenses and operating losses.


The amounts actually spent by us for any specific purpose may vary significantly and will depend on a number of factors, including the progress of our commercialization and development efforts. Accordingly, our management has broad discretion to allocate the net proceeds. Pending the uses described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.


The following table demonstrates the use of proceeds based on the projected funds raised from this offering. Different values are provided in the event that the maximum amounts are not raised as a part of this offering. No officer or director of the Company will be purchasing shares in this offering.

The foregoing categories indicate the allocation of funds for various purposes to be used by the company. The foregoing estimates of the application of proceeds represent the objectives of the company and are subject to modification depending upon a number of factors which may not be presently known or existing and which may occur during the time such funds are being expended; in which event, the foregoing estimates may vary from actual expenditures at a later date.

It is possible that all or a portion of the funds received in this offering may not be utilized immediately, in which case the company may invest unused funds in short-term interest bearing, investment grade securities until expenditure of such funds becomes necessary. Should any allocation made above not be fully utilized for the purpose indicated, then the balance remaining will be added to working capital.



                              Minimum offering                             Maximum offering
                                  raised         $1,000,000   $2,500,000       raised
                                 ($500,000)        raised       raised      ($5,000,000)
                              ----------------   ----------   ----------   ----------------
Current liabilities               $179,494       $  179,494   $  179,494      $  179,494
Repayment of Debt to former
  parent company                        --       $  300,000   $  300,000      $  300,000
Fees associated to this
  offering                        $ 50,000       $   50,000      $50,000      $   50,000
Commissions                             --       $   80,000   $  200,000      $  400,000
Product Development               $ 50,000       $   50,000   $  100,000      $  200,000
Fixed Costs (Telecom
Infrastructure)                   $ 25,000       $   50,000   $  100,000      $  100,000
General & Administration                --       $  100,000   $  100,000      $  100,000
Sales & Marketing                 $ 50,000       $   75,000   $  250,000      $  500,000
Inventory Financing &
Customer Acquisition              $ 85,000       $  100,000   $  900,000      $2,500,000
Additional Working Capital        $ 60,506       $   15,506   $  320,506      $  670,506
  TOTAL:                          $500,000       $1,000,000   $2,500,000      $5,000,000



Current Liabilities :

      o Amounts owed to George Metrakos, Director for unpaid wages (non accrued on financial statements as of September 30, 2006: 31,250$

      o Amounts owed to George Metrakos, Director as personal cash advances to the Company (accrued on financial statements as of September 30 2006 under Accounts Payable: 38,270$

      o Amounts owed United American Corporation as cash advances to the Company that were not converted to common stock of the corporation prior to being spun off from parent company United American Corporation to September 30, 2006: 41,297$

      o Amounts owed to 3901823 Canada Inc. due to cash advance received on July 14, 2006 of $22,298.

      o Amounts owed to Suppliers in order to bring the Company to within their current payment term agreements (accrued on September 30, 2006 financial statements of 46,379$

The total amount to be paid due to these liabilities is $179,494

Repayment of Debt to Former Parent Company

Effective September 30, 2006, our former Parent Company United American Corporation has invested a total of 766,128$. On August 22nd, 2006, the Company issued 1,699,323 shares of common stock in order to repay $424,831 of this debt, leaving 341,297$ to be repaid in cash. Should we raise at least $1,000,000 in this offering, we will re-pay this amount in total.

Fees associated with this offering

      o We estimate that printing, accounting, legal and courier costs associated with this prospectus will be $50,000, regardless of the amounts raised.

Commissions

      o We do not currently have any agreements in place with brokers in order to sell shares associated with this offering. However, we may engage the services of a dealer/Broker in the near future and to sell larger amounts of shares as part of this offering. In the event that we do, we have listed the commission fees in this table as 8% of proceeds.


Product Development


In 2005, we spent a total of $128,772 on Research and Development activities related to the continuous development and improvement of our technology. While our products and services are currently able to be sold on the marketplace, we will continuously invest in improving our technology to maintain our competitive advantage in our market segments. The increase in funds raised as a result of this offering will permit us to further invest in Research and Development to further expand product base and target new market segments in the future. Should we more than $1,000,000 in this offering, we propose to invest at least 10% of the offering into new product development. Otherwise, we intend on spending an additional minimum of $50,000 per year in Product Development. Our product development expenditures are predominantly salaries of skilled technicians, telecommunications engineers and computer programmers.


Fixed Costs


, Upgrades to telecommunications equipment and servers will be made in order to ensure adequate management of communication traffic growth for a maintenance of superior quality of service for our customers. These upgrades are required based on new customer acquisitions and are therefore estimates related to our success in acquiring new clients as listed below.


General and Administrative


We will increase our management team with the hiring of a Director of Marketing as well as a Director of Operations. These new key positions are required in order to assist the current management team to effectively manage growth. We estimate an average salary of $50,000 per person, regardless of the amounts of money raised. These positions will be filled only if the Company raises at least $1,000,000 as part of this offering.


Sales & Marketing

To date, our Sales & Marketing expenses have been limited to commission-based sales costs and minimal marketing expenses. As a result, there is very little brand awareness for Teliphone and its products and services. We believe a strategic marketing campaign is necessary to achieve the customer base growth that we anticipate due to significant investments in customer acquisition.

There are three main market segments where we will invest in Sales & Marketing:


The Canadian market for Residential and Business VoIP services due to our partnership with BR Communications. In this segment, we typically share sales and marketing expenses with BR. Promotion of the Teliphone brand includes such things as newspaper and radio advertisements, internet web-site campaigns and event sponsorship.

The International market for VoIP services due to our partnership with Podar Enterprises. Promotion in India of our products and services are through internet web-site campaigns, travel for our representatives to our various distributors in India and brand promotion such as print and television advertisements.

The Global web-based market for cost-per-call advertising revenues with CallOnA.com. Promotion includes paid key-word search on popular website search engines, web-site banner advertising campaigns and e-mail/newsletter campaigns.


Inventory Financing and Customer Acquisition


TeliPhone VoIP Services

The company typically finances new customer acquisitions in return of a recurring monthly revenue for its VoIP services. Similar to the cellular phone industry, we subsidize the hardware at new customer activation in order to reduce the barrier to entry for a new customer to adopt our services. Our typical hardware investment for new customers is $20. Likewise, we provide an incentive to our sales agents in order to encourage new sales. This incentive is on average $20. While we currently invest minimally in brand awareness and promotion in our target market segments, we intend to assist our sales force in the future through targeted marketing and promotion campaigns. Based on industry averages, the cost of acquisition for a new Retail VoIP services subscriber is an additional $50.


CallOnA.com Services


The objective of CallOnA.com is to increase the number of subscribers and users of the free calling services in order to translate the web traffic (amount of users visiting the website) into advertising and promotional revenues. We intend to offer free calling across numerous countries over our VoIP calling network in order to entice customers to utilize the service. We will incur costs in order to offer these free calls. These costs will be offset by the revenue we intend to earn through the sale of advertising on the callona.com website. In order to incite initial interest in callona.com and therefore create a community of regular users of its services, we will be required to advertise callona.com services on related websites. Therefore, we consider that our customer acquisition costs for customers of this service will be the individual promotional banners and advertising links located on related websites that potential customers will follow in order to arrive at the callona.com site. Websites typically charge a "cost per click", that is, a set price that is paid when a user follows a link in order to arrive at another website.


Symbol


There is no public market for our securities at present.

Item 5. Determination of Offering Price

There is currently no over the counter trading of the Company's securities. The offering price of our shares were arbitrarily determined by our management and was based upon consideration of various factors including our history and prospects, the background of our management and current conditions in the securities markets. The price of our shares does not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of our shares be regarded as an indicator of any future market price of our securities.

Dividends

We have never paid a cash dividend on our common stock. The payment of dividends may be made at the discretion of our board of directors and will depend upon, among other things, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Dilution

Effect of Offering on Net Tangible Book Value Per Share


Our net tangible book value as of June 30, 2006 was approximately ($653,691), or ($0.03) per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the aggregate number of shares of our common stock outstanding. After giving effect to the sale of the 20,000,000 shares of our common stock in this offering, approximating 10% for underwriting discounts and commissions and the estimated offering expenses payable by us, our net tangible book value at June 30, 2006 would have been approximately $3,846,309 or $0.08 per share. We have assumed a public offering price of $0.25 per share. This represents an immediate increase in net tangible book value per share of $0.11 to existing stockholders and an immediate dilution of $0.17 per share to new investors. Dilution per share represents the difference between the amount per share paid by the new investors in this offering and the net tangible book value per share at June 30, 2006, giving effect to this offering. The following table illustrates this per share dilution to new investors.



Assumed public offering
  price per share                                                        $ 0.25
                                                                         ------
Net tangible book value
  per share as of June
  30, 2006                                                               $(0.03)
                                                                         ------
Increase in net tangible
  book value per share
  attributable to new
  investors                                                              $ 0.11
                                                                         ------
Net tangible book value
  per share after this
  offering                                                               $ 0.08
                                                                         ------
Dilution per share to new
  investors                                                              $ 0.17
                                                                         ------


As of June 30, 2006, there were no options and warrants outstanding.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

      1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

      2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

      3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
            (a)(4)(iii). The officers that will be engaged in the sale of this offering are George Metrakos and Robert Cajolet,

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the United States of America and offshore.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

Legal Proceedings.

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against the Company or its subsidiaries. Notwithstanding, from time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including employment-related and trade related claims.

Directors, Executive Officers, Promoters and Control Persons.

The directors and executive officer as of April 1, 2006 are as follows:

NAME              AGE   SERVED SINCE   POSITIONS WITH COMPANY
---------------   ---   ------------   -----------------------------
George Metrakos    35    April, 2005   Director, President, CEO, CFO
Robert Cajolet     65    March, 2005   Director

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. The following is a brief description of the business experience of our executive officers, director and significant employees:

Business Experience of Officers and the Director and Significant Employees

GEORGE METRAKOS, Chairman of the Board, CEO, CFO and President


Mr. Metrakos holds a Bachelor's of Engineering from Concordia University (Montreal, Canada) and a Master's of Business Administration (MBA) from the John Molson School of Business at Concordia University. Mr. Metrakos has specialized in numerous successful launches of new technologies for emerging marketplaces. He has worked with such organizations as Philips B.V. (The Netherlands), Dow Chemical company (USA), Hydro Quebec (Provincial Utility) and other entrepreneurial high-tech companies. During his founding role in his prior company, Mr. Metrakos was recognized as entrepreneur of the year in an angel financing competition within the Montreal business community awarded by the Montreal Chamber of Commerce youth wing. His previous company launched an advanced Demand Management software used by suppliers to Wal-Mart Stores.


ROBERT CAJOLET, Director

Robert Cajolet graduated from the Owner/President Management Programm (OPM) at Harvard Business School in Boston, MA. He previously studied at the University of Montreal HEC School of Business. Mr. Cajolet served as the president of Alphinat Inc.(2004-2005) and director of Nature Genetiks Capital Inc.(2004-present), both companies are listed on the TSX. Mr. Cajolet also serves as Director of OSK Capital ll (2005-present) and as Vice-President and director of Multiple Awnings Inc. (2002-present). From 2000-2002, Mr. Cajolet served as Director of Archambault Group and was previously the owner of Camelot-Info Inc., a chain of technology oriented stores that were sold to Quebecor Media in 2000. Mr. Cajolet also owned and/or controlled several companies involved in dental healthcare and personal safety products in North America and Europe between 1975 and 1990.


                                             Beginning and ending                              Brief Description of Employer's
                     Employer's name          dates of employment        Positions Held                  business
                  ---------------------   -------------------------   -------------------   -----------------------------------
George Metrakos   Teliphone Inc.          Sep 1, 2004 to present      President             Telecommunications Company
                  Teliphone Corp.         Apr 28, 2005 to present     President, CEO, CFO   Holding Company
                                                                        and Director
                  United American Corp.   Nov 8, 2005 to present      Director              Holding Company
                  Metratech Retail        Mar 6, 2000 to Aug 31,      President & Founder   Supply Chain Management Software
                    Systems Inc.            2004                                              Company
Robert Cajolet    Teliphone Corp.         Jun 1, 2005 to present      Director              Holding Company
                  Tectacom Inc.           Jun 1, 1991 to present      President & Founder   Telecommunications Company
                  Nature Genetiks         Jul 1 2004 to present       Director              Holding Company
                    Capital Inc.
                  Alphinat Inc.           Apr 1, 2004 to Oct 1 2005   President             Business Solutions Software Company
                  Multiple Awnings Inc.   Sept 1, 2002 to present     Vice President and    Household Recreational Products
                                                                        Director              Manufacturer
                  Coractive HighTech      Oct 1, 2005 to present      Chairman              Specialized Fibre Optic
                  Inc.                                                                        manufacturing

Compensation of Directors

We have no standard arrangement pursuant to which our Directors are compensated for services provided as a Director.


Compliance With Section 16(a) of the Exchange Act.


For the fiscal year ending September 30, 2004, all of the Company's officers, directors and principal shareholders are delinquent in filing reports required under Section 16(a). Code of Ethics The Company has adopted a code of ethics which applies to its principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions. A copy of the code is incorporated by reference to this prospectus as Exhibit 14.


Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Board Committees

There are currently no Board Committees in place.


Security Ownership of Certain Beneficial Owners and Management.


The following table sets forth certain information regarding beneficial ownership of the common stock as of September 30, 2005, by (i) each person, entity or group that is known by the Company to own beneficially more than 5% of the any classes of outstanding Stock, (ii) each director of the Company, (iii) each of our named Executive Officers as defined in Item 402(a)(2) of Regulation S-B; and (iv) most highly compensated executive officers who earned in excess of $100,000 for all services in all capacities (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.


The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 4150 Ste-Catherine Street West, suite 200, Westmount (Montreal), Quebec, Canada H3Z 0A1.



                                                      SHARES
                                                   BENEFICIALLY    PERCENT
NAME                              TITLE OF CLASS    OWNED (1)     CLASS(1)
-------------------------------   --------------   ------------   --------
George Metrakos(2)                    Common           961,528      2.9%
Robert Cajolet(3)                     Common         1,250,000      3.8%
Officers and Directors                Common         2,211,528      6.7%
As a Group (2 persons)
United American Corporation (3)       Common        25,737,785     78.2%
Officers, Directors and
Certain Beneficial Owners
As a Group (3 persons)                Common        27,949,312     85.0%



(1) Applicable percentage of ownership is based on 32,893,843 shares of fully diluted common stock effective November 23, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within sixty days of September 30, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) George Metrakos controls 961,528 shares of his stock through Metratech Business Solutions Inc of which he is the beneficial owner.

(3) Robert Cajolet controls his stock through XIPE Management Corp, and Beverly Hills Trading Corp.

(4) United American Corporation is the founder of Teliphone Inc. On October 23, 2006, Shareholders of United American Corp voted in the majority to spin off its holdings of Teliphone Corp. through a pro-rata distribution of Teliphone Corp. shares to United American Corp. Shareholders. The effective date of the spin-off was October 30, 2006. United American Corp and Teliphone Corp. are awaiting instructions from the Depository Trust Corporation regarding fractional share issuances required by brokers in order to complete the distribution. The distribution of shares to United American Shareholders will occur in December, 2006.

Changes in Control


We are not aware of any arrangements, which may result in a change in control of the Company.


                              SELLING SHAREHOLDERS

The following table presents information regarding the Selling Shareholders. Unless otherwise stated below, to our knowledge no Selling Shareholders nor any affiliate of such shareholder has held any position or office with, been employed by, or otherwise has had any material relationship with us or our affiliates, during the three years prior to the date of this prospectus.

None of the Selling Shareholders are members of the National Association of Securities Dealers, Inc. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

Any of the Selling Shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933 in they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the Selling Shareholders were to provide us with cash proceeds from their sales of the securities. If any of the Selling Shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the Selling Shareholders and any brokers and dealers through whom sales of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

The Selling Shareholders named in this prospectus are offering all of the 3,610,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation D of the Securities Act of 1933. None of our Selling Share holders are broker-dealers or have any affiliation with any broker dealers.

The following table sets forth the name of each selling security holder, the number of shares owned, and the number of shares being registered for resale by each selling security holder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. All of the shares owned by the selling security holders may be offered hereby. Except as described below there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. No estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby.



                                                      Percentage of Ownership
                                                       before sale of shares
NAME                                # OF SHARES        registered by Company
-------------------------------   --------------      -----------------------
Anderson, Heather Z.                    1,000                 0.003%
Anderson, Lincoln                       6,000                 0.018%
ASR Invest Ltd                        284,000                 0.875%
Bell, Jennifer R.                       1,000                 0.003%
Berman, Philip                          1,000                 0.003%
Beverly Hills Trading Corp          2,000,000                 6.080%
Borchard, Kathleen E.                   1,000                 0.003%
Brazeau, Maxime                        10,000                 0.030%
Breitling Sky Ltd.                    225,000                 0.684%
Bronfmann Equities Corp                33,000                 0.100%
Business Development Consultants       51,000                 0.155%
Carlson, Linda M.                       1,000                 0.003%
Christopher, Robert Bruce               1,000                 0.003%
Cote, Marcel                           30,000                 0.091%
Emas, Joseph                           25,000                 0.076%
Gearke, Thomas D.                       1,000                 0.003%
Gestion CD Lam                         95,000                 0.289%
Groehsl, George                         1,000                 0.003%
Greenberg, Gary                         1,000                 0.003%
Hepworth, David                         1,000                 0.003%
Huon de Kermadec, Ronan                10,000                 0.030%
Joiner, Gary S.                         2,000                 0.006%
Kelly, Claudia                          1,000                 0.003%
Kramer, Elizabeth                       1,000                 0.003%
Kramer, Frank L.                      600,000                 1.824%
Krekel, Robert                          1,000                 0.003%
KVZ Clips Corp                        240,000                 0.730%
Lambert, Jean-Guy                   1,313,520                 3.895%
Lawetz, Benjamin                       10,000                 3.895%
Leach, Alvin D.                         1,000                 0.003%
Martineau, Robert                      20,000                 0.061%
McKinstry, Anne Marie                   1,000                 0.003%
McKinstry, Raymond F.                   1,000                 0.003%
Memolo, John J.                         1,000                 0.003%
Meskunas, John A.                       5,000                 0.015%
Metratech Business Solutions Inc.     961,538                 2.923%
Mirotchnick, Brendan                   10,000                 0.030%
Mourani, Bruno                         10,000                 0.030%
Mourani, Europe                        10,000                 0.030%
Perron, Suzanne                        10,000                 0.030%
Phaneuf, Simon                         20,000                 0.061%
Ratthe, Benoit                         10,000                 0.030%
Rose, Jeffrey S.                        1,000                 0.003%
Rueschhoff, Bernard                     1,000                 0.003%
Rueschhoff, Britta                      1,000                 0.003%
Salerno, Deborah                      550,000                 1.672%
Sauve, Lynn                            51,000                 0.155%
Singh, Rhadica                          1,000                 0.003%
Slow, Edward                            1,000                 0.003%
Slow, Susan                             1,000                 0.003%
Sullivan, Don                           1,000                 0.003%
Sullivan, Nancy J.                      1,000                 0.003%
Sweeney, Daniel B.                      1,000                 0.003%
United American Corporation        25,737,785                79.338%
Von Alven Corp.                       225,000                 0.684%
Warburg Capital Holding Ltd.          249,000                 0.768%
Welsh, Frederick E. Jr.                 1,000                 0.003%
Whatley, Kevin                          1,000                 0.003%
Wong, Richard                           1,000                 0.003%
Xipe Holding Corp                      50,000                 0.152%
Xirouhakis, Marika                     10,000                 0.030%
Zane, Holly R.                          1,000                 0.003%
                                   ----------               --------
                                   32,893,843               104.882%



The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Except as disclosed below, none of the Selling Shareholders:

(a) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(b) has never been one of our officers or directors.

Frank L. Kramer was our Secretary, Treasurer and Director and Deborah Salerno was our former President and Director. They resigned as of April 5, 2005.

Francis Maillot was our President and CEO. He holds his shares under Beverly Hills Trading Corp. He resigned as of April 22, 2005.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.


Description of Securities.

Common Stock


Our authorized capital stock consists of 125,000,000 authorized shares of common stock, $.001 par value, of which 32,893,842 shares were outstanding as of September 1, 2006. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We have no authorized preferred stock.

Warrants


We currently do not have any warrants outstanding.

Warrant and Transfer Agent

Our transfer agent is:

Mountain Share Transfer, ATT: Beth Powell 1625 Abilene Drive
Broomfield, Colorado 80020

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES; ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION

PROVISIONS


Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:


o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

o     effecting an acquisition that might complicate or preclude the takeover.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Teliphone Corp., regardless of whether such acquisition may be in the interest of our stockholders.


The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of Teliphone Corp. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination", unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, if any are authorized or issued, the highest liquidation value of the preferred stock.



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

Certain Relationships And Related Transactions

Certain Related Party Transactions Within The Past Two Years. There are no certain transactions or have there been any proposed transactions during the last two years to which we were a party, or proposed to be a party, in which certain persons had a direct or indirect material interest.

Interest of Named Experts and Counsel


None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of our company. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in our Company, except that Mr. Joseph I. Emas, Attorney at Law, Miami, Florida, has received 25,000 shares of our common stock.


Legal Matters

Joseph I. Emas, Attorney at Law, Miami, Florida will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

Accounting Matters

Michael Pollack, CPA, independent certified public accountants, have audited our consolidated financial statements at September 30, 2005 as set forth in their included report. Schwartz, Levitsky, Feldman LLP, independently certified public accountants, have audited our consolidated financial statements from September 30, 2004 and September 30, 2003 as set forth in its reports. We have included our consolidated financial statements in the registration statement, in reliance on their report giving their authority as an expert in accounting and auditing.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.


Changes In and Disagreements With Accountants On Accounting And Financial Disclosure


We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended September 30, 2005.

We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.

Additional Information


We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is HYPERLINK "http://www.sec.gov"



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Description of Business

Company History; Organization Within the Last Five Years


      Corporate Structure

Teliphone Corp was incorporated in the State of Nevada on March 2, 1999 under the name "OSK Capital II Corp." to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company. On August 21, 2006, we changed our name from OSK Capital II Corp. to Teliphone Corp.

As a result of the merger and re-organization, Teliphone Inc. became our wholly owned subsidiary and we became a majority owned subsidiary of Teliphone Inc.'s parent company, United American Corporation, a Florida Corporation trading on the NASD OTCBB under the symbol UAMA.

The details of the merger and re-organization, along with the principal negotiators of the agreement are as follows:

The merger and re-organization of April 28, 2005 was a business combination between Teliphone Inc. and OSK Capital II Corp. As a result, Teliphone Inc. became a wholly-owned subsidiary of OSK Capital II Corp.

The Principal terms of the combination were that a recapitalization occurred as a result of the reverse merger. The shareholder's equity of OSK Capital II Corp. became that of Teliphone Inc. Original shareholders of OSK Capital II Corp. maintained their shareholdings of OSK Capital II Corp. and new treasury shares of OSK Capital II Corp. were issued to shareholders of Teliphone Inc.

The parties who negotiated the merger and reorganization agreement were:

      o George Metrakos, President of Teliphone Inc. who became President CEO of OSK Capital II Corp. George Metrakos was not compensated in this transaction. George Metrakos already owned 3.9% of Teliphone Inc. prior to the combination and hence received the 961,528 shares of Corp. in exchange for his 4 shares of Teliphone Inc. These shares are listed under Metratech Business Solutions Inc., a wholly-owned company of George Metrakos.

      o Robert Cajolet, President and CEO of OSK Capital II Corp. who stayed on the board of OSK Capital II Corp. after the transaction as director. Robert Cajolet was compensated with the issuance of 1,250,000 restricted shares of the Company stock (1,000,000 shares currently held within 2,000,000 share block of Beverly Hills Trading). He was not provided any monetary compensation.

      o Benoit Laliberte, President and CEO of United American Corp. at the time. He did not receive any compensation in the transaction, however United American Corp received 24,038,462 shares of Corp. in exchange for their 100 shares of Teliphone Inc.

      o Francis Maillot, Former President and CEO of OSK Capital II Corp prior to Robert Cajolet, during negotiatons acting as broker from Beverly Hills Trading Corp.. Beverly Hills Trading Corp. received a total of 2,000,000 shares of OSK Capital II Corp., and are the beneficial owner of 1,000,000 of them (see Robert Cajolet, above)

On July 14th, 2006 the Company entered into a Letter of Intent with 3901823 Canada Inc. ("3901823") whereby Teliphone Inc. will issue 3901823 new shares from its treasury such that 3901823 will become a 25% owner of our subsidiary Teliphone Inc. in return for additional investment in the company. As a result of this transaction, Teliphone Inc. remains a majority-owned subsidiary of the Company. The Company does not have any other subsidiaries.

On October 30, 2006, United American Corporation spun off their share position in our Company through the pro rata distribution of their 25,737,785 shares to their shareholders. Although there were no contractual obligations on the part of the company or United American Corporation, this spin off was part of a long term strategy of United American Corporation.

History of Key Agreements

At the time of the merger and re-organization, the Company, through its subsidiary Teliphone Inc., was able to offer its services to customers in Canada only. This was achieved through the signing of a retail distribution agreement on March 1, 2005, with BR Communication Inc. ("BR") for the purpose accessing the retail consumer portion of our target market through retail and Internet-based sales. Under the terms of this agreement, BR was granted the exclusive right to distribute mobile or landline phones that utilize our VoIP network via Internet-based sales or direct sales to retail establishments in the territory consisting of the Province of Quebec in Canada exclusive of Sherbrooke, Quebec. This agreement was later expanded to include the Province of Ontario and to remove the restriction of Sherbrooke, Quebec. BR receives a pre-determined commission based upon sales of mobile or landline phones that utilize our VoIP network and revenues derived from retailer consumers who activated their VoIP service through distribution channels used by BR.



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


The Company sought to further expand its distribution reach internationally and on August 23, 2005, we entered into a marketing and distribution agreement with Podar Enterprise ("Podar") of Mumbai, India. Podar is focused on building a distribution network to sell to consumers in Central, South, and East Asia, Eastern Europe, and parts of the Middle East. Under the terms of this agreement, Podar was granted the exclusive marketing and distribution rights for our products and services in India, China, Sri Lanka, United Arab Emirates, and Russia. The term of this agreement is five (5) years subject to early termination with 60 days notice following any default under the agreement.

The Company sought to expand its product offering in order to offer its broadband phone services to US customers as well. The Company singed an agreement with RNK Telecom Inc, a New Jersey company, in December of 2005 which permitted the company to interconnect with RNK's network of US cities.

Description of Business

Principal products or services and their markets

With the merger and re-organization we became a telecommunications company providing broadband telephone services utilizing our innovative Voice over Internet Protocol, or VoIP, technology platform, to offer feature-rich, low-cost communications services to our customers, thus providing them an experience similar to traditional telephone services at a reduced cost. VoIP means that the technology used to send data over the Internet (example, an e-mail or web site page display) is used to transmit voice as well. The technology is known as packet switching. Instead of establishing a dedicated connection between two devices (computers, telephones, etc.) and sending the message "in one piece," this technology divides the message into smaller fragments, called 'packets'. These packets are transmitted separately over the internet and when they reach the final destination, they are reassembled into the original message.

The Company offers the following services to customers utilizing its VoIP technology platform:

      o Local and International VoIP calling services for residential customers in the Province of Quebec, Canada

      o Local and International VoIP calling services for small businesses in the Province of Quebec, Canada

      o International VoIP calling services to residential customers in India

Distribution methods of the products or services

      Retail Sales.

We distribute our products and services through our retail partners' stores. Our retail partners have existing public retail outlets where they typically sell telecommunications or computer related products and services such as other telecommunications services (cellular phones) or computer hardware and software.

The Company does not own or rent any retail space for the purpose of distribution, rather, it relies on its re-seller partners to display and promote the Company's products and services within their existing retail stores. Our agreement with BR Communications Inc. has permitted us to establish our retail sales channel.

For a retail sale to occur, our re-sellers purchase hardware from us and hold inventory of our hardware at their store. In some cases, we may sell the hardware to our re-sellers below cost in order to subsidize the customer's purchase of the hardware from the re-seller. Upon the sale of hardware to the customer, the retail partner activates the service on our website while in-store with the customer.

      Internet Sales.

We likewise distribute our products through the sale of hardware on our website, www.teliphone.us. The customer purchases the necessary hardware from our on-line catalog. Upon receipt of the hardware from us, the customer returns to the company's website to activate their services.

      Wholesale Sales.

We likewise distribute our products and services through Wholesalers. A Wholesaler is a business partner who purchases our products and services "unbranded", that is, with no reference to our Company on the hardware or within the service, and re-bills the services to their end-user customers. In the case of a sale to our Wholesalers, we do not sell the hardware below cost.



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


In the Province of Quebec, we have an agreement with 9151-4877 Quebec Inc. "Dialek" who is a wholesaler of our products and services. The nature of the agreement is such that Dialek purchases our products and services at volume quantities and re-selles them to their own end-user customers. Internationally, we have an agreement with Podar Infotech LLC "Podar"of India, our principal wholesale partner in Asia and the Middle East. Podar sells to re-sellers and end-users the Company's products and services exclusively in India, China, Russia, Sri Lanka and the United Arab Emirates.

Status of any publicly announced new product or service;

TeliPhone VoIP services were officially launched to the public in the Province of Quebec in December of 2004.

      teliPhone Residential VoIP service

The Company currently offers a residential VoIP phone service to customers in the provinces of Ontario and Quebec. Average revenues per customer are $30.00 per month. The customer can also purchase virtual numbers from other cities in North America and Internationally, permitting the customer to provide a local phone number to their calling party who is in another area or country that normally would represent a long distance call. These services cost from 5$ to 30$ per month depending on the country.

      teliPhone Small business VoIP services

During 2005Q3, The Company began to target Small and Medium sized business clients with an expanded version of its offering. Average revenues per customer in this segment are $400. The Company markets these services primarily through its telecom interconnection resellers, who have existing customer relationships in this segment.

Teliphone has also developed and integrated new software permitting the replacement of traditional auto-attendant and office telephony systems. The Company is currently finalizing its beta trials and will introduce to the market through its interconnection re-seller base in 2007Q1.

      CallOnA.com

We are currently testing our CallOnA.com service, which permits users to execute free calls to certain international destinations by initiating a call from our website. This service has not been fully tested as of yet and we anticipate launching the service in a preliminary form within 3 months of the filing of this prospectus.

      teliPhone Mobile VoIP and Single Point of Contact services (MobilNation)

This service is an entry-level service targeting both residential and business mobile phone users. This end-user customer does not require broadband internet access nor any additional equipment to utilize this service. Users pay a fixed monthly fee of $9.95 per month and receive a phone number where they are provided options to re-direct the incoming call to numerous phones, enhanced voice-mail, as well as the ability to add virtual numbers from other cities ($4.95 per month), eliminating inbound long distance charges to their calling parties.

Customers of MobilNation are provided with multiple dial-up numbers from various cities in the US & Canada. This permits the customer to make long distance calls on their home or cellular phone by purchasing the long distance call from the Company instead of their existing service provider. Our rates are typically up to 50% less than existing suppliers, thereby reducing our customer's overall monthly phone bill.

The MobilNation services are currently in the final stages of development. They will be marketed primarily over the Internet and will be introduced in 2007Q1 to The Company's Retail sales points as well.

Competitive Business Conditions

Today, VoIP technology is used in the backbone of many traditional telephone networks, and VoIP services are offered to residential and business users by a wide array of service providers, including established telephone service providers. These VoIP providers include traditional local and long distance phone companies, established cable companies, Internet service providers and alternative voice communications providers such as Teliphone.

While all of these companies provide residential VoIP communications services, each group provides those services over a different type of network, resulting in important differences in the characteristics and features of the VoIP communications services that they offer. Traditional wireline telephone companies offering VoIP services to consumers do so using their existing broadband DSL networks. Similarly, cable companies offering VoIP communications services use their existing cable broadband networks. Because these companies own and control the broadband network over which the VoIP traffic is carried between the customer and public switched telephone network, they have the advantage of controlling a substantial portion of the call path and therefore being better able to control call quality. In addition, many of these providers are able to offer their customers additional bandwidth dedicated solely to the customer's VoIP service, further enhancing call quality and preserving the customer's existing bandwidth for other uses. However, these companies typically have high capital expenditures and operating costs in connection with their networks. In addition, depending on the structure of their VoIP networks, the VoIP services provided by some of these companies can only be used from the location at which the broadband line they provide is connected.



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


Like traditional telephone companies and cable companies offering VoIP services, the Company also connects its VoIP traffic to the public switched telephone network so that their customers can make and receive calls to and from non-VoIP users. Unlike traditional telephone companies and cable companies, however, alternative voice communications providers such as Teliphone do not own or operate a private broadband network. Instead, the VoIP services offered by these providers use the customer's existing broadband connection to carry call traffic from the customer to their VoIP networks. These companies do not control the "last mile" of the broadband connection, and, as a result, they have less control over call quality than traditional telephone or cable companies do. However, these companies have the operating advantage of low capital expenditure requirements and operating costs.

Internet service providers generally offer or have announced intentions to offer VoIP services principally on a PC-to-PC basis. These providers generally carry their VoIP traffic for the most part over the public Internet, with the result that VoIP services are often offered for free, but can only be used with other users of that provider's services. Many of these providers offer a premium service that allows customers to dial directly into a public switched telephone network. In addition, while no special adapters or gateways are required, often customers must use special handsets, headsets or embedded microphones through their computers, rather than traditional telephone handsets.



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


Competition

The telecommunications industry is highly competitive, rapidly evolving and subject to constant technological change and to intense marketing by different providers of functionally similar services. Since there are few, if any, substantial barriers to entry, except in those markets that have not been subject to governmental deregulation, we expect that new competitors are likely to enter our markets. Most, if not all, of our competitors are significantly larger and have substantially greater market presence and longer operating history as well as greater financial, technical, operational, marketing, personnel and other resources than we do.

Our use of VoIP technology and our proprietary systems and products enables us to provide customers with competitive pricing for telecommunications services. Nonetheless, there can be no assurance that we will be able to successfully compete with major carriers in present and prospective markets. While there can be no assurances, we believe that by offering competitive pricing we will be able to compete in our present and prospective markets.

We rely on specialized telecommunications and computer technology to meet the needs of our consumers. We will need to continue to select, invest in and develop new and enhanced technology to remain competitive. Our future success will also depend on our operational and financial ability to develop information technology solutions that keep pace with evolving industry standards and changing client demands. Our business is highly dependent on our computer and telephone equipment and software systems, the temporary or permanent loss of which could materially and adversely affect our business.

The Company is provided its phone numbers and interconnection with the existing public switched telephone network in Canada by Rogers Business Solutions. This agreement was originally signed in 2004 under Teliphone's former parent company United American Corporation and has since been updated to the current agreement with Teliphone and Rogers Business Solutions signed on April 25th, 2006. In the US and internationally, this service is provided by RNK Telecom Inc.

We are not dependent on a few major customers. Our largest Wholesale customer, Dialek Telecom, currently produces less than 10% of our monthly revenues.

We do not currently hold any patents, trademarks, liences, franchises, concessions or royalty agreements.

Existing and Probable Governmental Regulation

Overview of Regulatory Environment

Traditional telephone service has historically been subject to extensive federal and state regulation, while Internet services generally have been subject to less regulation. Because some elements of VoIP resemble the services provided by traditional telephone companies, and others resemble the services provided by Internet service providers, the VoIP industry has not fit easily within the existing framework of telecommunications law and until recently, has developed in an environment largely free from regulation.

The Federal Communications Commission, or FCC, the U.S. Congress and various regulatory bodies in the states and in foreign countries have begun to assert regulatory authority over VoIP providers and are continuing to evaluate how VoIP will be regulated in the future. In addition, while some of the existing regulation concerning VoIP is applicable to the entire industry, many rulings are limited to individual companies or categories of service. As a result, both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain.

Regulatory Classification of VoIP Services

On February 12, 2004, the FCC initiated a rulemaking proceeding concerning the provision of VoIP and other services, and applications utilizing Internet Protocol technology. As part of this proceeding, the FCC is considering whether VoIP services like ours should be classified as information services, or telecommunications services. We believe our service should be classified as information services. If the FCC decides to classify VoIP services like ours as telecommunications services, we could become subject to rules and regulations that apply to providers of traditional telephony services. This could require us to restructure our service offering or raise the price of our service, or could otherwise significantly harm our business.

While the FCC has not reached a decision on the classification of VoIP services like ours, it has ruled on the classification of specific VoIP services offered by other VoIP providers. The FCC has drawn distinctions among different types of VoIP services, and has concluded that some VoIP services are telecommunications services while others are information services. The FCC's conclusions in those proceedings do not determine the classification of our service, but they likely will inform the FCC's decision regarding VoIP services like ours.

In Canada, the Canadian Radio-Television Commission (CRTC) is the regulating body who has set guidelines that our subsidiary, Teliphone, must meet. These guidelines center around 9-1-1 calling services and other services that are normally available to subscribers of traditional telephony services. Teliphone has met these requirements in its product offering.

An additional element of Canadian regulation is that the incumbent providers, Bell Canada (Central and Eastern Canada) and Telus (Western Canada), who in 2004 controlled over 98% of the Business and Residential phone lines, are not able to reduce their prices to meet the newly offered reduced price options of independent VoIP and Cable phone companies. This regulation permitted independents such as Teliphone to provide their VoIP phone service without fear of anti-competitive activity by the incumbents. The CRTC has recently ruled that they will permit the reduction of pricing by the incumbent carriers once a 25% market share has been attained by the upstart phone service providers. Effective March 2005, there is a penetration of 10% of phone services by up-start VoIP providers. Teliphone views its long term strategy outside of just residential phone service, through the availability of international phone numbers to global clients, thereby creating an international product offering, a strategy that is very different from the geographically limited incumbent carriers.

VoIP E-911 Matters

On June 3, 2005, the FCC released an order and notice of proposed rulemaking concerning VoIP emergency services. The order set forth two primary requirements for providers of "interconnected VoIP services" such as ours, meaning VoIP services that can be used to send or receive calls to or from users on the public switched telephone network.

First, the order requires us to notify our customers of the differences between the emergency services available through us and those available through traditional telephony providers. We also must receive affirmative acknowledgment from all of our customers that they understand the nature of the emergency services available through our service. Second, the order requires us to provide enhanced emergency dialing capabilities, or E-911, to all of our customers by November 28, 2005. Under the terms of the order, we are required to use the dedicated wireline E-911 network to transmit customers' 911 calls, callback number and customer-provided location information to the emergency authority serving the customer's specified location.

Effective the filing of this prospectus, we have complied with all of these FCC requirements.

International Regulation

The regulation of VoIP services is evolving throughout the world. The introduction and proliferation of VoIP services have prompted many countries to reexamine their regulatory policies. Some countries do not regulate VoIP services, others have taken a light-handed approach to regulation, and still others regulate VoIP services the same as traditional telephony. In some countries, VoIP services are prohibited. Several countries have recently completed or are actively holding consultations on how to regulate VoIP providers and services. We primarily provide VoIP services internationally in Canada.

Canadian Regulation

Classification and Regulation of VoIP Services.

The Telecommunications Act governs the regulation of providers of telecommunications services in Canada. We are considered a telecommunications service provider rather than a telecommunications common carrier.
Telecommunications service providers are subject to less regulation than telecommunications common carriers, but do have to comply with various regulatory requirements depending on the nature of their business.

On May 12, 2005, the Canadian regulator, the CRTC, stated that VoIP services permitting users to make local calls over the public switched telephone networks will be regulated by the same rules that apply to traditional local telephone services. Because we are not a telecommunications common carrier, we will not be subject to such regulation. Under the CRTC's decision, however, we are required to register as a local VoIP reseller in order to obtain access to certain services from other telecommunications providers.

The CRTC's May 12, 2005 decision provided that VoIP providers who are registered as local VoIP resellers will be able to obtain numbers and portability from Canadian local exchange carriers, but will not be able to obtain numbers directly from the Canadian Numbering Administrator or to have direct access to the local number portability database. The CRTC's decision also identified other obligations of VoIP providers, such as contributing to a national service fund, complying with consumer protection, data and privacy requirements, and providing access for the disabled. The details of these requirements have been referred to industry groups for further study. Certain aspects of the decision are the subject of pending appeals by other Canadian VoIP providers. We do not know what requirements will ultimately be imposed nor the potential cost that compliance may entail. The CRTC found that it is technically feasible for VoIP providers to support special services for hearing-impaired customers.

Effective the filing of this prospectus, we have complied with all CRTC requirements.

Provision of 911 Services.

On April 4, 2005, the CRTC released a ruling requiring certain providers of VoIP services, like us, to provide interim access to emergency services at a level comparable to traditional basic 911 services by July 3, 2005 or such later date as the CRTC may approve on application by a service provider. Under the interim solution adopted by the regulator for the provision of VoIP 911 services, customers of local VoIP services who dial 911 will generally be routed to a call center, where agents answer the call, verbally determine the location of the caller, and transfer the call to the appropriate emergency services agency. VoIP service providers are also required to notify their customers about any limitations on their ability to provide 911 services in a manner to be determined.

Since July 2005, Teliphone has complied with these regulations by partnering with a PSAP (Primary Service Access Point) which serves to verify the customer location and forward the call to the respective Municipal 9-1-1 center for assistance. This service therefore permits Teliphone's customers to have access to 9-1-1 services irrespective of their physical location, anywhere in the Continental US & Canada. This service is of significance as VoIP permits customers to utilize their phone anywhere a high-speed internet connection exists and can therefore be located outside of their local city when requiring 9-1-1 services.

Other Foreign Jurisdictions

Our operations in foreign countries must comply with applicable local laws in each country we serve. The communications carriers with which we associate in each country is licensed to handle international call traffic, and takes responsibility for all local law compliance. For that reason we do not believe that compliance with the laws of foreign jurisdictions will affect our operations or require us to incur any significant expense

Research and Development

The Company spent $128,771 in Research and Development activities during 2005 and $0 during 2004.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

The company has seven full time employees and two additional part time employees.

Managements Discussion and Analysis of Financial Condition and Plan of
Operations

The following discussion should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and the notes thereto and other financial information included elsewhere in this Annual Report on Form 10-KSB. This Annual Report, including the following Management's Discussion and Analysis, and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward-looking statements which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "seek", "anticipate", "believe", "estimate", "expect", "intend", "plan", "budget", "project", "may be", "may continue", "may likely result", and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and are subject to risks, uncertainties, assumptions and other factors relating to our industry and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made in our Filings. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this report to reflect new events or circumstances unless and to the extent required by applicable law.


Results of Operations


Fiscal Year End September 30, 2005

The Company's balance sheet as of September 30, 2005, the Company had assets consisting of accounts receivable in the amount of $63,063, income tax receivable (Canadian Research and Development Tax Credits) of $16,502, inventory of $32,468 and prepaid expenses of 22,621, but no cash. The Company has expended its cash in furtherance of its business plan, including primarily expenditure of funds to pay legal and accounting expenses, and has recorded the full value of the stock issued for services as a general, selling, and administrative expense. Consequently, the Company's balance sheet as of September 30, 2005 reflects a deficit accumulated of ($720,920) and a stockholders deficit of ($359,033).


The Company recorded sales of $183,253 for the year ended September 30, 2005 as compared to $3,447 for the period August 27, 2004 through September 30, 2004. This revenue was derived from the sale of VoIP hardware and services to Residential ($161,453) and Business ($21,800) customers. For the period ending September 30, 2004, all revenues were attributed to Residential customers.


The Company's cost of sales were $447,752 for the year ended September 30, 2005 compared to $574 for the period August 27, 2004 through September 30, 2004, primarily as a consequence of an increase in sales and related costs, specifically the cost of purchasing inventory. The Company's aggregate operating expenses were $415,520 for the year ended September 30, 2005 compared to $28,956 for the period August 27, 2004 through September 30, 2004. As a result, the Company had a net loss of ($691,390) for the year ended September 30, 2005 compared to a net loss of ($29,530) for the period August 27, 2004 through September 30, 2004.

Three and Nine Months Ended June 30, 2006 Compared to Three and Nine Months Ended June 30, 2005

The Company's condensed consolidated balance sheet as of the nine months ended June 30, 2006, had assets consisting of accounts receivable in the amount of $25,770, income tax receivable (Canadian Research and Development Tax Credits) of $17,191, inventory of $15,862 and prepaid expenses of $10,142, fixed assets of $127,537, but no cash. The Company has expended its cash in furtherance of its business plan, including expenditure of funds to pay legal and accounting expenses. Consequently, the Company's condensed consolidated balance sheet as of June 30, 2006 reflects an accumulated deficit of ($978,937) and a stockholders' deficit of ($653,691).

The Company recorded sales of $95,994 for the three months ended June 30, 2006 as compared to $82,416 for the three months ended June 30, 2005 and sales of $290,723 for the nine months ended June 30, 2006 as compared to $161,228 for the nine months ended June 30, 2005. The increase in sales is primarily due to increased sales in the small business segment in our domestic market.

The Company's cost of sales were $89,235 for the three months ended June 30, 2006 as compared to $50,900 for the three months ended June 30, 2005 and $296,076 for the nine months ended June 30, 2006 as compared to $205,084 for the nine months ended March 31, 2005, primarily as a consequence of an decrease in the cost of purchasing inventory. We have moved to outsourced fulfillment and provisioning of our device hardware and therefore stock inventory on an as needed basis in order to fulfill our re-seller demand.

The Company's aggregate operating expenses were $84,686 for the three months ended June 30, 2006 as compared to $107,085 for the three months ended June 30, 2005 and $329,001 for the nine months ended June 30, 2006 as compared to $250,362 for the nine months ended June 30, 2005, primarily as a consequence of reduction of costs attributed to the building of our domestic sales distribution channel and a decrease in promotion during the period. Likewise, the Company is able to recover operating costs such as office supplies expenses, rent, etc. from its parent company, United American Corporation, who share office space with the Company.

Interest expense for the three months ended June 30, 2006 and three months ended June 30, 2005 was ($391) and ($6,602) respectively. Interest expense for the nine months ended June 30, 2006 and June 30, 2005 was ($10,320) and ($2,302) respectively.

The Company had a net loss of for the three months ended June 30, 2006 of ($79,972) as compared to ($82,171) for the three months ended June 30, 2005 and ($258,017) for the nine months ended June 30, 2006 as compared to ($383,177) for the nine months ended March 31, 2005, primarily as a consequence of further reduction of costs attributed to our telecommunications network and our operating expenses along with an increase in sales in our domestic market.

Plan of Operations and Need for Additional Financing

The Company's plan of operations for most of 2005 and 2006 is to build a subscriber base of both residential and business customers who purchase telecommunications services on a monthly basis, as well as wholesale technology and telecommunications solutions to Tier 1 & Tier 2 telecommunications companies.


The Company will require additional capital in order to pay the costs associated with developing its business plan. Currently, the Company is a party to a cash advance agreement between related companies 3894517 Canada Inc. and Teliphone Inc. Pursuant to this agreement, the Company will be advances funds on an "as needed" basis. The majority of these funds have been repaid through the issuance of common stock of the Company at the current offering price. As a result, $424,831 of debt has been converted to equity leaving a total debt of $341,297 effective September 30, 2006. $300,000 remaining on the loan has become interest bearing at 12% per annum, payable monthly with a maturity date of August 1, 2009. The blanace, $41,297 are non-interest bearing loans and will be repaid to United American Corp. as part of the proceeds of the offering of this prospectus. (See "Use of Proceeds"). Even though we have secured adequate funding, no assurances can be provided that our business activities will generate sufficient revenues which may result in net profits for the Company. Our auditors have raised substantial doubt as to our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Liquidity and Capital Resources


For the year ending September 30, 2005:


The Company used $652,515 in operating activities in 2005 compared to $30,078 in 2004. This change was attributable in large part to the increased expenditures to maintain our telecommunications network and related maintenance of its operation.

The Company used cash in investing activities of $75,450 compared to no cash used in 2004. This change was attributable to the Company's acquisition of telecommunications equipment in order to operate its services.

The Company had net cash provided by financing activities of $727,965 in 2005 compared to $30,078 in 2004. This change was primarily attributable to the receipt of advances from its parent company, United American Corporation.


For the interim period ending June 30, 2006:

The Company used $242,599 in operating activities by June 30, 2006 compared to $483,046 in the same period in 2005. This change was attributable in large part to the decreasing expenditures to maintain our telecommunications network and related maintenance of its operation as the Company emerged from higher cost prototype operations to a production operations.

The Company used cash in investing activities of $6,394 compared to $7,876 cash used in the same period in 2005. This change was attributable to the Company's acquisition of telecommunications equipment in order to operate its services.

The Company had net cash provided by financing activities of $285,634 compared to $509,771 in the same period in 2005. This change was primarily attributable to the receipt of advances from its parent company, United American Corporation.

In pursuing its business strategy, the Company may require additional cash for operating and investing activities. The Company expects future cash requirements, if any to be funded from operating cash flow and cash flow from financing activities.

The Company has undertaken a private placement of 20,000,000 of its shares of common stock at $0.25 per share. The Company anticipates proceeds of this offering to be approximately $4,750,000 after the payment of closing costs of approximately $250,000.

The Company anticipates utilizing these proceeds to continue to pursue and carry out its business plan, which includes marketing programs aimed at the promotion of the Company's services, hiring additional staff to distribute and find additional distribution channels, search for additional companies to bring under the corporate umbrella and enhance the current services the Company is providing, and compliance with Sarbanes - Oxley Section 404."

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations and at September 30, 2005 and 2004 had working capital deficits as noted above. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Critical Accounting Policies and Estimates

Management's Discussion and Analysis of Financial Conditions and Results of Operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 R (As amended) Accounting for Stock-Based Compensation. This statement is a revision of FASB Statement No 123 and supersedes APB Opinion No. 25,Accounting for Stock Issued to Employees, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. For public entities that are not small business issuers, the implementation of this Statement is required as of the beginning of the first interim or annual reporting period after June 15, 2005. For public entities that are small business issuers, the implementation of this Statement, is required as of the beginning of the first interim or annual reporting period after December 15, 2005. Management is required to implement this Statements beginning in fiscal year beginning on January 1, 2006 and they are currently evaluating the impact of implementation of this Statement on the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost to purchase and/or manufacture the inventory or the current estimated market value of the inventory. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and/or our ability to sell the products and production requirements. Demand for the our products can fluctuate significantly. Factors which could affect demand for our products include unanticipated changes in consumer preferences, general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by customers and/or continued weakening of economic conditions. Additionally, our estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. Our estimates are based upon our understanding of historical relationships which can change at anytime.

Currency Translation

For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the year ended September 30, 2005 and period August 27, 2004 (inception) through September 30, 2004, the Company recorded approximately $38,153 and $1,690 in transaction gains (losses) as a result of currency translation.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $7,264 at September 30, 2005.

Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect for years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Investment Tax Credits

The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining their expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Revenue Canada and Revenue Quebec. The Company has estimated these investment tax credits to be $16,502 for the year ended September 30, 2005. There was an additional $59,384 in Federal research and development tax credits earned in 2005, however since the corporation is foreign controlled (Teliphone), these would not be refundable. These credits, however, can be used to reduce future years' taxable income and they expire in 2015.

Stock Based Compensation

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees and common stock issuances are less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

Segment Information

The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Despite the Company's subsidiary, Teliphone, Inc. incurring sales of hardware components for the VoiP service as well as the service itself, the hardware sales are only necessary to receive the service. The Company does not consider this a separate segment of their business. In less than 5% of the accounts, Teliphone, Inc. sells hardware without service, or service without the hardware, failing to segregate their business.

Description of Property.


The Company's executive offices are currently located at 4150 Ste-Catherine Street West, suite 200, Montreal, PQ, Canada, H3Z 0A1. The 1000 square foot office space is rented at a base rent of $2,500 per month, however this is supplied by Intelco Communication as pert of the July 2006 agreement for investment in Teliphone Inc. by Intelco Communications and 3908913 Canada Inc. As a result, from August 1, 2006 to July 31, 2007, The Company will not be required to actually pay the rental fee, as it represents part of the investment by 3908913 and Intelco into Teliphone Inc's working capital requirements. In addition, under agreement with Peer 1 Networks, a data center and co-location facility, we rent 2 cabinets of space for our main telecommunications network equipment located at 1080 Beaver Hall, suite 1512, Montreal, PQ, Canada H2Z 1S2.


Certain Relationships and Related Transactions.

There were no certain transactions or have there been any proposed transactions during the last two years to which we were a party, or proposed to be a party, in which certain persons had a direct or indirect material interest.

Market for Common Equity and Related Stockholder Matters


At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a minimum of 2,000,000 shares and a maximum of 20,000,000 shares.

Effective April 28, 2005, the Company effected the reverse merger and reorganization with Teliphone Inc., a Canadian company. As OSK Capital II, Corp. was a blank check company 3,426,000 shares will be eligible for resale under rule 144 on April 28, 2006, one year from the date of the merger with OSK

Holders

As of November 28, 2006 there were fifty-six (56) holders of record of our common stock. It must be noted that the majority stockholder, United American Corporation, holds 25,737,785 of the 32,893,843 outstanding shares of the company. United American Corporation proposes to spin-off Teliphone Corp.. To complete the spin-off, management proposes to distribute the 25,737,785 shares of Teliphone owned on a pro rata basis to its shareholders. This would increase the shareholder base by four hundred and fifteen (415) bringing the total holders to four hundred and seventy-one (471).

Executive Compensation.

The following table sets forth the information, on an accrual basis, with respect to the compensation of our executive officers for the three years ended September 30, 2005.

                                                                                   Long Term Compensation
                                                            --------------------------------------------------------------------
                                                                                                            Payouts
                                                                                              ----------------------------------
                                                                         Awards                Securities
                                    Annual  Compensation    -------------------------------    Underlying              All Other
                                   ----------------------   Other Annual   Restricted Stock   Options/SARs     LTIP     Compen-
   Name and Principal Position     Year    Salary   Bonus   Compensation       Award (s)           (#)       Payouts    sation
--------------------------------   ----   -------   -----   ------------   ----------------   ------------   -------   --------
GEORGE METRAKOS
President, Chief
Executive Officer, CFO             2005   $48,000     --         --              961,538           --           --         --
and Principal Accounting Officer
Director
                                   2004   $ 4,000     --         --                                --
                                   2003        --     --         --                   --           --           --         --
Robert Cajolet                     2005        --     --         --            1,250,000           --           --         --
Director                           2004        --     --         --                   --           --           --         --
                                   2003        --     --         --                   --           --           --         --


Employment Agreements

George Metrakos, Chairman, CEO, CFO, Principal Accounting Officer and President

George Metrakos is compensated $48,000 annually. Effective April 28, 2005, he was awarded 961,538 shares of restricted stock of the corporation. These were provided to him from his 3.9% ownership of Teliphone Inc. prior to the combination. These shares are issued to Metratech Business Solutions Inc., a Canadian company wholly owned by George Metrakos.


Effective only once the common stock of the Company is trading over the counter, it has been agreed that George Metrakos will receive 75,000 options on a quarterly basis at a value equivalent to the last 22 trading days stock value. This stock option plan has not been formalized or disclosed as of the date of this filing. It is anticipated that George Metrakos' annual base salary will increase to $120,000 per year.

Robert Cajolet, Director


Robert Cajolet does not receive any base salary. Robert Cajolet has received 1,250,000 shares of restricted stock of the Company in April 2005, 250,000 issued to XIPE Corporation, a Canadian company wholly owned by Robert Cajolet and 1,000,000 shares issued to Beverly Hills Trading, of which Robert Cajolet is the beneficial owner of 1,000,000 of the 2,000,000 shares issued.

                              PLAN OF DISTRIBUTION

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. The officers that will be selling the common shares are:

      o     George Metrakos, President, CEO, CFO and Chairman

      o     Robert Cajolet, Director

We also may retain licensed broker/dealers to assist us in the offer and sell of the shares of our common stock, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sell of shares of our common stock we will update this prospectus accordingly. We have not entered into negotiations with any broker-dealer to offer or sell the securities for the company.

In order to buy shares you must complete and execute the subscription agreement and return it to our escrow agent Joseph I. Emas Esq at 1224 Washington Ave, Miami Beach, Florida 33139. Payment of the purchase price must be made by check payable to the order of "Joseph I. Emas, P.A.: with a memo "to the benefit of Teliphone, Corp." The check may be delivered directly to 1224 Washington Ave, Miami Beach, Florida 33139, telephone 305-531-1174, or to us at St-Catherine St. West, Westmount (Montreal), Quebec Canada, H3Z 0A1. Any subscription funds we receive will be delivered to the Escrow Agent by no later than noon of the business day following receipt.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

      1. The person is not statutorily disqualified, as that term is defined in
Section 3(a)(39) of the Act, at the time of his participation; and,

      2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

      3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are, and will continue to be, our officers and directors at the end of the offering, and have not been, during the last twelve months, and are currently not, broker/dealers or associated with broker/dealers. They have not, nor will not, participate in the sale of securities of any issuer more than once every twelve months. After our registration statement is declared effective by the SEC we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the United States of America, and/or offshore.

We are also registering the shares of our common stock covered by this prospectus for the Selling Shareholders. As used in this prospectus, "Selling Shareholders" includes the donees, transferees or others who may later hold the Selling Shareholder's interests. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders are required to sell their shares at $2.00 per share until our securities are quoted on the OTC Bulletin Board. Once our securities are quoted on the OTC Bulletin Board, the Selling Shareholders may, from time to time, sell all or a portion of its shares of common stock on the OTC Bulletin Board or on any national securities exchange or automated inter-dealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

      o a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block, as principal, to facilitate the transaction,

      o purchases by a broker or dealer, as principal, and resale by such broker or dealer for its account pursuant to this prospectus,

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers or through market makers,

      o transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and

      o     privately-negotiated transactions.

In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the shares, or both. We have advised the Selling Shareholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to its sales in the market and have informed it that it must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any Selling Shareholders and broker-dealers with respect to the sale of the shares of common stock.

Any broker-dealers or agents participating in the distribution of our shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation.

At a time a particular offer of shares is made by a Selling Shareholders, a prospectus supplement, if required, will be distributed that sets forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from a Selling Shareholders and any other required information.

To the extent that any successor(s) to the named Selling Shareholders wishes to sell under this prospectus, we have advised Selling Shareholders that a prospectus supplement identifying such successor(s) as selling securities holders must be filed in order for the successor(s) to the named Selling Shareholders to sell their securities under this prospectus.

In connection with distributions of a Selling Shareholder's shares, or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or others, prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise. A Selling Shareholders may also:

      o enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and

      o pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

We have advised the Selling Shareholders that open positions in shares of common stock covered by this prospectus prior to the registration statement, of which this prospectus is a part, being declared effective by the U.S. Securities and Exchange Commission may constitute a violation of Section 5 of the Securities Act of 1933. Each of the Selling Shareholders advised us that it did not have an open position in the common stock covered by this prospectus at the time of its response to our inquiry.

In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed broker-dealers.

The Selling Shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the Selling Shareholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for a Selling Shareholders or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the Selling Shareholders or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

We will receive none of the proceeds from the sale of the shares of common stock by the Selling Shareholders, except upon exercise of the outstanding common stock purchase warrant.

We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the Selling Shareholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. The Selling Shareholders will pay all of their own brokerage fees and commissions, if any, incurred in connection with the sale of its shares of common stock.

We cannot assure you, however, that the Selling Shareholders will sell all or any of the shares of common stock they may offer. In order to comply with state securities laws, if applicable, the securities will be sold only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulation of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution

We will register as broker-dealer under the sate laws of all states where we are offering these securities and such registration is required.

Our officers, directors, employees and affiliates may purchase shares offered under this prospectus:

      o no offers were made to our officers, directors, employees and affiliates prior to the filling of the registration statement;

      o     subsequent offers will be made only with the prospectus; and

      o no funds have or will be committed or paid by our officers, directors, employees and affiliates prior to effectiveness of the registration statement.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Selling Shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the Selling Shareholders' pro rata share of the underwriting discounts and commissions, if any, which are to be paid by the Selling Shareholders.

Should any substantial change occur regarding the status or other matters concerning the Selling Shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

PENNY STOCK RULES / SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses, and subsequently confirms to the customer, current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of, or prior to, the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements. Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, contact the NASD's toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           OSK CAPITAL II CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS
            YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD AUGUST 27, 2004
                     (INCEPTION) THROUGH SEPTEMBER 30, 2004

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                         PAGE(S)
                                                                         -------
Report of Independent Registered Public Accounting Firm - 2005                1

Report of Independent Registered Public Accounting Firm - 2004                2

Consolidated Balance Sheet as of September 30, 2005                           3

Consolidated Statements of Operations for the Year Ended
  September 30, 2005 and Period August 27, 2004 (Inception)
  through September 30, 2004                                                  4

Consolidated Statements of Changes in Stockholders' (Deficit) for the
  Year Ended September 30, 2005 and Period August 27, 2004 (Inception)
  through September 30, 2004                                                  5

Consolidated Statements of Cash Flows for the Year Ended
  September 30, 2005 and Period August 27, 2004 (Inception)
  through September 30, 2004                                                  6

Notes to Consolidated Financial Statements                                 7-19

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
OSK Capital II Corporation
Montreal, Quebec CANADA



I have audited the accompanying consolidated balance sheet of OSK Capital II Corporation (the "Company") as of September 30, 2005 and the related consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the year ended September 30, 2005. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.


I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. I was not engaged to perform an audit of the Company's internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of OSK Capital II Corporation as of September 30, 2005, and the results of its consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the year ended September 30, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ Michael Pollack CPA
                                        ----------------------------------------
                                        Cherry Hill, NJ
                                        February 20, 2006

Letterhead of Schwartz Levitsky Feldman LLP

                                AUDITORS' REPORT

SCHWARTZ LEVITSKY FELDMAN LLP
COMPTABLES AGREES
CHARTERED ACCOUNTANTS
MONTREAL, TORONTO, OTTAWA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
OSK Capital II Corporation
(A Development Stage Company)

We have audited the balance sheets of OSK Capital II Corporation (A Development Stage Company) as at September 30, 2004 and the related statements of operations and stockholders' equity and cash flows for the years then ended September 30, 2004 and 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OSK Capital II Corporation as at September 30, 2004 and 2003 and the results of its operations and its cash flows for each of the year ended September 30, 2004 and 2003, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As outlined in note 1 to the financial statements, the company has no established source of revenue and has not commenced any commercial operations. This raises substantial doubt that its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements as at September 30, 2003 and for the year then ended, as well as the cumulative period from March 2, 1999 (date of inception) to September 30, 2003 were audited by other auditors who expressed an opinion without reservation on the statements in their report dated December 1, 2003.



                                        /s/ Schwartz Levitsky Feldman LLP
                                        ----------------------------------------
                                        Montreal, Quebec
                                        November 10, 2006

                      Dealer Prospectus Delivery Obligation

"Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Anti-Takeover, Limited Liability and Indemnification Provisions

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS Section
78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connectio registration statement.

                                                                          Amount
                                                                          ------
SEC registration fee                                                      $1,414
Printing and shipping expenses                                            $  250
Legal fees and expenses                                                   $2,500
Accounting fees and expenses                                              $2,500
Transfer and Miscellaneous expenses                                       $1,000
                                                                          ------
Total                                                                     $7,614

* All expenses except SEC registration fee are estimated.

Recent Sales of Unregistered Securities.


On April 28, 2005, the Company entered into a reverse merger upon the acquisition of Teliphone, Inc. and issued 27,010,000 shares of common stock to the shareholders of Teliphone, Inc. in exchange for all of the outstanding shares of stock of Teliphone, Inc.

Name of Shareholder                                             Number of Shares
-------------------------------------                           ----------------
United American Corp. (1)                                          24,038,462
Beverly Hills Trading Corporation (2)                               2,000,000
Metratech Business Solutions Inc. (3)                                 961,538

- The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 and 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

A Convertible Debenture was signed with Mr. Jean-Guy Lambert, Businessman, representing an investment of $306,560. The Debenture was converted to 613,520 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Jean-Guy Lambert, a citizen of Canada.

A Convertible Debenture was signed with Mr. Marcel Cote, Businessman, representing an investment of $12,500. The Debenture was converted to 25,000 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Jean-Guy Lambert, a citizen of Canada.

A Convertible Debenture was signed with Mr. Robert Martineau, Businessman, representing an investment of $10,000. The Debenture was converted to 20,000 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Jean-Guy Lambert, a citizen of Canada.

We recently issued the following securities on August 22nd, 2006 as restricted stock for services:


                                                                       # of
                                                                    Shares of
                                                                      Common
      Name                          Address                           Stock
-------------------   -------------------------------------------   ---------
Maxime Brazeau        2599 Louis-Veuillot, Montreal, Quebec,          10,000
                      Canada, H1N 2P1
Benjamin Lawetz       265 De Manou, Boucherville, Quebec, Canada,     10,000
                      J4B 1A6
Brendan Mirotchnick   5860 Monkland, Suite 203, Montreal, Quebec,     10,000
                      Canada H4A 1G1
Ronan Huon de         4502 Av. Lacombe, Montreal, Quebec, Canada,     10,000
Kermadec              H3T 1M6
Suzanne Perron        3168 Des Emeraudes, St-Hubert, Quebec,          10,000
                      Canada, J4T 3S5
Bruno Mourani         1627, Blvd. Carpentier, Boisbriand, Quebec,     10,000
                      Canada, J7G 2Y7
Europe Mourani        1627, Blvd. Carpentier, Boisbriand, Quebec,     10,000
                      Canada, J7G 2Y7
Benoit Ratthe         811 Martin, St-Amable, Quebec, Canada, J0L      10,000
                      1N0
Joseph Emas           1224 Washington Av., Miami Beach, Florida,      25,000
                      USA, 33139

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.


The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 and 506 promulgated under the Securities Act and in
Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

We likewise issued the following securities on August 26, 2006 2006 as restricted stock in order to convert debt from our parent company United American Corporation into common stock:

                                                               # of
                                                            Shares of
                                                              Common
      Name                      Address                       Stock
---------------   ---------------------------------------   ---------
United American   3273 East Warm Springs Road, Las Vegas,   1,699,323
Corporation       Nevada, USA, 89120


The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 and 506 promulgated under the Securities Act and in
Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act. II-3

Exhibits

Exhibit
Number      Description
-------     -----------


2.1 Agreement and Plan of Merger by and among Teliphone Inc. and OSK II Acquisition Corp. and OSK Capital II Corp.*

2.2 Letter agreement between OSK Capital II Corp. and Teliphone Inc., dated April 25, 2005*


3.1 Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

3.2 Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

4.1 Specimen Common Stock Certificate (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

14.1 Code of Ethics (incorporated by reference from the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on February 27, 2006).

5.1         Opinion of Joseph Emas, Attorney at Law*


10.1. Distribution agreement made and entered into in the city of Montreal, province of Quebec with an effective date of March 1, 2006 by and between Teliphone Inc., and 9164-4898 Quebec Inc.*

10.2. Form of general conditions for use of the Company's telecommunications products and services.*

10.3. Letter of Intent for a Joint Venture Agreement between Teliphone Inc. and Intelco Communication Inc., dated July 14, 2006.*

10.4. Customer and Asset acquisition and software licensing agreement made and entered into in the city of Montreal, province of Quebec with an effective date of March 1, 2006 by and between Teliphone, Inc., Iphonia Inc., Telicom Inc. and United American Corporation.*

10.5        Agreement between Teliphone Inc. and Northern Communications
            Services Inc.*

10.6        Extension agreement between Teliphone Inc. and Podar Infotech
            Limited.*

10.7 Agreement between Teliphone Inc. and Podar Infotech Limited, daed April 28, 2005.*

10.8        Form of IP Port Service agreement.*

10.9        Master Services Agreement between Teliphone Inc. and Rogers Telecom
            Inc.*

10.10 Cash Advance agreement between related companies 3894517 Canada Inc. and Teliphone Inc. made and entered into in the city of Montreal, province of Quebec with an effective date of August 27, 2004 by and between Teliphone Inc., 3894517 Canada Inc., OSK Captial II Corp., and United American Corp.*

10.11 Wholesale agreement made and entered into in the city of Montreal, province of Quebec by and between Teliphone Inc. and 951-4877 Quebec Inc.*

21.         Subsidiaries*


23.1        Consent of Joseph Emas, Attorney at Law (see 5.1 opinion)*

23.2 Consent of Independent Registered Public Accounting Firm (Michael Pollack CPA)*

23.3 Consent of Independent Registered Public Accounting Firm (Schwartz, Levitsky Feldman LLP)*


99.1        Form of Subscription Agreement*


* filed herein

Undertakings

The undersigned registrant hereby undertakes:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(2) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(3) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(4) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

(i) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(ii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Coach Industries Corporation, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TELIPHONE, CORP.

                                            By /s/ George Metrakos
                                               ---------------------------------
                                            Chief Executive Officer


                                            Date: November 29, 2006



                                            By /s/ George Metrakos
                                               ---------------------------------
                                               Principal Accounting Officer

                                            Date: November 29, 2006


In accordance with the Exchange Act, the report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated..

                                            By /s/ George Metrakos
                                               ------------------------
                                               George Metrakos, Director


                                            Date: November 29, 2006



                                            By /s/ Robert Cajolet
                                               -----------------------
                                               Robert Cajolet, Director


                                            Date: November 29, 2006